Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of June 30, 2011

among

ALEXANDRIA REAL ESTATE EQUITIES, INC.,

ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

ARE-QRS CORP.

and

The Other Subsidiaries Party Hereto,

as the Borrowers,

CITIBANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

with

RBC CAPITAL MARKETS1

and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Syndication Agents,

THE BANK OF NOVA SCOTIA

and

COMPASS BANK,

as Co-Documentation Agents,

and

CITIGROUP GLOBAL MARKETS INC.,
RBC CAPITAL MARKETS,

and

RBS SECURITIES INC.,

as Joint Lead Arrangers and Joint Book Running Managers

1   RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada and its affiliates.

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5.13	Subsidiaries; Equity Interests	43
5.14	Margin Regulations; Investment Company Act; REIT and Tax Status; Stock Exchange Listing	43
5.15	Disclosure	44
5.16	Compliance with Laws	44
5.17	Intellectual Property; Licenses, Etc.	44
5.18	Initial Pool Properties	44
5.19	Property	45
5.20	Brokers	45
5.21	Other Debt	45
5.22	Solvency	45

ARTICLE VI AFFIRMATIVE COVENANTS		46
6.01	Financial Statements	46
6.02	Certificates; Other Information	46
6.03	Payment of Obligations	49
6.04	Preservation of Existence, Etc.	49
6.05	Maintenance of Properties	49
6.06	Maintenance of Insurance	49
6.07	Compliance with Laws	49
6.08	Books and Records	49
6.09	Inspection Rights	50
6.10	Use of Proceeds	50
6.11	Occupancy Rate	50
6.12	Additional Borrowers	50

ARTICLE VII NEGATIVE COVENANTS		51
7.01	Liens	51
7.02	Investments	53
7.03	Fundamental Changes	54
7.04	Restricted Payments	54
7.05	Change in Nature of Business	54
7.06	Transactions with Affiliates	54
7.07	Burdensome Agreements	55
7.08	Use of Proceeds	55
7.09	Financial Covenants	55

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		56
8.01	Events of Default	56
8.02	Remedies Upon Event of Default	57
8.03	Application of Funds	58

ARTICLE IX ADMINISTRATIVE AGENT		58
9.01	Appointment and Authority	58
9.02	Rights as a Lender	59
9.03	Exculpatory Provisions	59
9.04	Reliance by Administrative Agent	60
9.05	Delegation of Duties	60
9.06	Successor Administrative Agent	60
9.07	Non-Reliance on Administrative Agent and Other Lenders	61
9.08	No Other Duties, Etc.	61

ii

9.09	Administrative Agent May File Proofs of Claim	61
9.10	Collateral and Borrower Matters	62
9.11	No Obligations of Borrowers	62

ARTICLE X MISCELLANEOUS		63
10.01	Amendments, Etc.	63
10.02	Notices; Effectiveness; Electronic Communication	64
10.03	No Waiver; Cumulative Remedies	65
10.04	Expenses; Indemnity; Damage Waiver	65
10.05	Payments Set Aside	67
10.06	Successors and Assigns	67
10.07	Treatment of Certain Information; Confidentiality	70
10.08	Right of Setoff	72
10.09	Interest Rate Limitation	72
10.10	Counterparts; Integration; Effectiveness	73
10.11	Survival of Representations and Warranties	73
10.12	Severability	73
10.13	Replacement of Lenders	73
10.14	Governing Law; Jurisdiction; Etc.	74
10.15	Waiver of Jury Trial	75
10.16	USA PATRIOT Act Notice	75
10.17	Borrowers’ Obligations	75
10.18	ENTIRE AGREEMENT	79
10.19	Hazardous Material Indemnity	79
10.20	Release of a Borrower	80
10.21	No Advisory or Fiduciary Responsibility	80
10.22	[Reserved]	81
10.23	Release of Borrowers; Certain Exempt Subsidiaries	81

SCHEDULES

1.01	Tech Square
2.01	Commitments and Applicable Percentages
5.18	Initial Qualified Asset Pool Properties
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

	Form of

A	Loan Notice
B	Reserved
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	Joinder Agreement

iii

AMENDED AND RESTATED TERM LOAN AGREEMENT

This AMENDED AND RESTATED TERM LOAN AGREEMENT is entered into as of June 30, 2011, among Alexandria Real Estate Equities, Inc., a Maryland corporation (“Parent”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), ARE-QRS Corp., a Maryland corporation (“QRS”), ARE Acquisitions, LLC, a Delaware limited liability company (“ARE”), the other borrowers set forth on the signature pages of this Agreement, each other Subsidiary of Parent which becomes a party to this Agreement as a borrower (collectively, together with Parent, Operating Partnership, QRS and ARE, the “Borrowers”); each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and Citibank, N.A., as Administrative Agent, with reference to the following Recitals:

RECITALS

WHEREAS, pursuant to that certain Term Loan Agreement dated as of February 16, 2011 by and among the Borrowers, the Lenders (as defined therein) party thereto, and Citibank, N.A., as administrative agent for such Lenders (as amended prior to the date hereof, the “Existing Loan Agreement”), such Lenders made a $250,000,000 loan to the Borrowers;

WHEREAS, the Borrowers, the other parties to the Existing Loan Agreement and the New Lenders (as defined herein) desire to amend and restate the Existing Loan Agreement to, among other things, increase the loan amount to $750,000,000 and otherwise modify the terms and conditions thereof; and

WHEREAS, the Lenders are willing to increase the loan amount and otherwise modify the terms and conditions of the Existing Loan Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Loan Agreement to read in its entirety as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning set forth in Section 10.16.

“Adjusted EBITDA” means, for any period of determination and without duplication, an amount equal to (a) EBITDA of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus (b) the Capital Improvement Reserve for the Real Property of Parent and its Subsidiaries, minus (c) (without duplication to the extent already deducted in the calculation of EBITDA) any Minority Interest’s share of the EBITDA of Parent and its Subsidiaries for such period.

“Adjusted Interest Expense” means, with respect to any Person as of the last day of any fiscal period and without duplication, an amount equal to Interest Expense less any financing fees to the extent amortized and any amortization thereof (including fees payable under a Swap Contract), prepayment penalties, cost or expense associated with the early extinguishment of Indebtedness or deferred financing costs.

“Adjusted NOI” means, for any period and with respect to a Revenue-Producing Property, an amount equal to (a) NOI of that Revenue-Producing Property, minus (b) the Capital Improvement Reserve for such Revenue-Producing Property, minus (c) any Minority Interest’s share of the NOI of that Revenue-Producing Property.

“Adjusted Tangible Assets” means, as of any date of determination, without duplication, an amount equal to (a) Total Assets of Parent and its Subsidiaries as of that date, minus (b) Intangible Assets of Parent and its Subsidiaries as of that date, plus (c) any Minority Interest’s share of Intangible Assets minus (d) any Minority Interest’s share of Total Assets as of that date.

“Adjusted Unencumbered Asset Value” means, as of any date of determination, (a) the Unencumbered Asset Value minus (b) any value attributable to Qualified Land and Qualified Development Assets in excess of 35% of the Unencumbered Asset Value minus (c) any value attributable to Qualified Revenue-Producing Properties, Qualified Land, Qualified Development Assets and Qualified Joint Ventures that are located outside the United States or Canada in excess of 30% of the Unencumbered Asset Value.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Parent and the Lenders.

“Administrative Agent” means Citibank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Amended and Restated Term Loan Agreement, as it may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time.

“Applicable Percentage” means, with respect to any Lender at any time, the following percentages (carried out to the ninth decimal place), as of the date of determination:

(a)        with respect to a Lender’s right to receive payments of interest, fees, and principal with respect to Loans made by such Lender, the percentage obtained by dividing (i) the aggregate outstanding principal amount of such Lender’s Loans by (ii) the Loan Amount; and

(b)        the Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in the records of the Administrative Agent, as applicable.

“Applicable Rate” means:

(a) the following percentages per annum, but subject to clause (b) below:

Pricing Level	Leverage Ratio	Eurodollar Rate	Base Rate
1	< 35%	1.65%	0.65%
2	≥ 35% and <40%	1.75%	0.75%
3	≥ 40% and <50%	1.95%	0.95%
4	≥ 50%	2.35%	1.35%

For any applicable period, the Applicable Rate shall be the rate set forth opposite the Leverage Ratio in effect from time to time.

Initially, the Applicable Rate shall be set at Pricing Level 2 above.  Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date the Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered timely in accordance with such Section (at any time this clause (a) applies to the determination of the Applicable Rate), then the Applicable Rate for Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to be delivered, until the Business Day such Compliance Certificate is delivered.

(b) In the event that the Parent achieves an Investment Grade Rating, the Parent may, upon written notice to the Administrative Agent, elect to convert to the ratings-based pricing grid set forth below (such election, a “Ratings Grid Election”).  Any Ratings Grid Election shall be irrevocable.

Pricing Level	Debt Rating of Parent	Eurodollar Rate	Base Rate
1	≥ A / A2	1.25%	0.25%
2	A- / A3	1.35%	0.35%
3	BBB+ / Baal	1.45%	0.45%
4	BBB / Baa2	1.65%	0.65%
5	BBB- / Baa3	2.00%	1.00%

Initially, the Applicable Rate applicable under this clause (b) shall be determined based upon the Debt Rating effective at the time of the Parent’s election to convert to a ratings-based pricing grid.  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the day immediately preceding the effective date of the next such change.  If the Parent has made the Ratings Grid Election as provided above but the Parent thereafter fails to maintain an Investment Grade Rating by at least one of S&P or Moody’s, then the Applicable Rate shall be determined pursuant to clause (a) above during the period commencing on the date the Parent no longer has an Investment Grade Rating by at least one of S&P or Moody’s and ending on the date the Parent makes another Ratings Grid Election.

“Appraised Value” means, as of any date of determination, without duplication, with respect to any Real Property, the appraised value (if any) thereof based on its unimproved as-is basis determined pursuant to an appraisal prepared by an M.A.I. certified appraisal and otherwise reasonably satisfactory to

Administrative Agent (it being understood and agreed that in no event shall the Borrowers be required to deliver updated appraisals more frequently than once during any 24-month period).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means CGMI, RBC and RBSSI in their capacity as joint lead arrangers and joint book running managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

“Base Qualifications” means, for any Real Property, the following criteria:

(a)                                  to the best of Borrowers’ knowledge and belief, such Real Property does not have any title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property (it being understood and agreed that construction and redevelopment in the ordinary course do not constitute a material adverse effect on the value, use of or ability to sell or refinance such property);

(b)                                   such Real Property is Unencumbered;

(c)           such Real Property is either owned in fee simple absolute (or, in the case of Qualified Development Assets and Qualified Revenue-Producing Properties, through ownership of a condominium unit) or with a leasehold interest or similar arrangement providing the right to occupy Real Property pursuant to a Mortgageable Ground Lease, in either case, by the Parent, another Borrower or a direct or indirect Subsidiary of the Parent;

(d)                                   subsequent to a Release Event, such Real Property is owned by (i) a direct or indirect Subsidiary of the Parent (other than the Operating Partnership) that is not obligated in respect of outstanding recourse Indebtedness for borrowed money or (ii) the Parent or the Operating Partnership or any other Borrower not released in accordance with Section 10.23; and

(e)                                   is located in the United States, Canada, Scotland, the United Kingdom, Germany, Austria, France, Switzerland, the Netherlands, Belgium, Sweden, Denmark, Norway, Finland, Ireland or Japan.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank as its “base rate,” and (c) the Eurodollar Rate plus 1.00%.  The “base rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrowers” has the meaning specified in the introductory paragraph hereto.  Any reference to Borrowers herein shall be deemed to refer to each Person constituting Borrowers, and the responsibilities, obligations and covenants of each such Person under this Agreement and the other Loan Documents shall be joint and several, unless expressly stated otherwise herein or the context otherwise requires; provided, that each Borrower must be a Domestic Subsidiary of the Parent; provided further, that the obligations of Borrowers with respect to the delivery of reports, financial statements, certifications and requests for Borrowings may be performed and executed by Parent with the effect of binding all Borrowers; provided further that after a Release Event, Borrowers shall mean the Parent, the Operating Partnership and any other Borrower not released from its obligations under the Loan Documents in accordance with Section 10.23.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Improvement Reserve” means, with respect to any Real Property now or hereafter owned by the Parent or its Subsidiaries, an amount equal to thirty cents ($.30) multiplied by the Net Rentable Area of the Real Property.

“Capital Lease Obligations” means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capitalization Rate” means 7.75% or such greater amount pursuant to Section 2.14.

“Cash” means money, currency or a credit balance in any demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Cash Equivalents” means:

(a)        securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than one year from the date of acquisition;

(b)        certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a term of not more than one year, issued by Administrative Agent or any Lender, or by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated (at the time of acquisition thereof) at least A-1 by S&P and P-1 by Moody’s;

(c)        demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

(d)        commercial paper of an issuer rated (at the time of acquisition thereof) at least A-2 by S&P or P-2 by Moody’s and in either case having a term of not more than one year; and

(e)        money market mutual or similar funds that invest primarily in assets satisfying the requirements of clauses (a) through (d) of this definition.

“Cash Interest Expense” means Adjusted Interest Expense of a Person that is paid or currently payable in Cash.

“CGMI” means Citigroup Global Markets Inc. and its successors.

“Change of Control” means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d 3(a)(l) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 40% or more of the outstanding Common Stock, (b) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (c) a “change of control” as defined in any document governing Indebtedness or Preferred Equity of Parent in excess of $75,000,000 which gives the holders of such Indebtedness or Preferred Equity the right to accelerate or otherwise require payment of such Indebtedness or Preferred Equity prior to the maturity date thereof.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption, or taking effect of any law, rule, regulation, guideline, decision, directive or treaty, (b) any change in any law, rule, regulation, directive, guideline, decision, or treaty or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline, law, rule, treaty or directive (whether or not having the force of law) by any Governmental Authority; provided that for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, and directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the

United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect and been adopted after the date of this Agreement.

“Citibank” means Citibank, N.A. and its successors.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrowers pursuant Section 2.01, in an aggregate principal amount on the Closing Date not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 hereto or the amount set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Common Stock” means the common stock of Parent.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confidential Information” means (a) all of the terms, covenants, conditions or agreements set forth in any letters of intent or in this Agreement or any amendments hereto and any related agreements of whatever nature, (b) the information and reports provided in compliance with the terms of this Agreement, (c) any and all information provided, disclosed or otherwise made available to the Administrative Agent and the Lenders including, without limitation, any and all plans, maps, studies (including market studies), reports or other data, operating expense information, as-built plans, specifications, site plans, drawings, notes, analyses, compilations, or other documents or materials relating to the properties or their condition or use, whether prepared by Borrowers or others, which use, or reflect, or that are based on, derived from, or are in any way related to the foregoing, and (d) any and all other information of the Parent or any of its Subsidiaries that the Administrative Agent or any Lender may have access to including, without limitation, ideas, samples, media, techniques, sketches, specifications, designs, plans, forecasts, financial information, technical information, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, financial models and databases, software programs, software source documents, manuals, documents, properties, names of tenants or potential tenants, vendors, suppliers, distributors and consultants, and formulae related to the current, future, and proposed products and services of the Parent or any of its Subsidiaries or tenants or potential tenants (including, without limitation, information concerning research, experimental work, development, design details and specifications, engineering, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, clients, business and contractual relationships, business forecasts, and sales and marketing plans). Confidential Information may be disclosed or accessible to the Administrative Agent and the Lenders as embodied within tangible material (such as documents, drawings, pictures, graphics, software, hardware, graphs, charts, or disks), orally, or visually.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Rating” means, as of any date of determination, the higher of the credit ratings then assigned to Parent’s long-term senior unsecured debt by either of the Rating Agencies.  For purposes of the foregoing, a credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa.  A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa.  It is the intention of the parties that if Parent shall only obtain a Debt Rating from one of the Rating Agencies without seeking a credit rating from the other of the Rating Agencies, the Borrowers shall be entitled to the benefit of the Pricing Level for such credit rating.  If Parent obtains a Debt Rating from both of the Rating Agencies, the higher of the two ratings shall control, provided that the lower rating is only one level below that of the higher rating.  If, however, the lower rating is more than one level below that of the higher Debt Rating, the Pricing Level that is one level higher than the lower Debt Rating shall apply.  If the Parent has only one Investment Grade Rating, then that Debt Rating shall apply.  If Parent obtains a Debt Rating from both of the Rating Agencies and thereafter loses such rating from one of the Rating Agencies, the Parent shall be deemed to not have a Debt Rating from such Rating Agency.  At any time, if either of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrowers and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Debt Rating of the other of the Rating Agencies, if one has been provided, shall continue to apply.

“Debt Service” means, for any period with respect to a Person’s Indebtedness, the sum of all Interest Charges and regularly scheduled principal payments due and payable during such period, excluding any balloon payments due upon maturity of the Indebtedness, refinancing of the Indebtedness or repayments thereof in connection with asset sales; provided that Debt Service shall not include any Minority Interest’s share of any of the foregoing.  Debt Service shall include the portion of rent payable by a Person during such period under Capital Lease Obligations that should be treated as principal in accordance with GAAP but shall exclude Interest Charges related to committed construction loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Development  Investments” means, as of any date of determination, direct or indirect investments in Real Property which, as of such date, is the subject of ground-up development to be used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes and related real property (and appurtenant amenities); provided, that, such Real Property or any portion thereof will only constitute a Development Investment from the date construction has commenced thereon until the date on which the Real Property and applicable improvements receive a final certificate of occupancy or equivalent certification allowing legal occupancy for its intended purpose.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and dispositions due to casualty or condemnation) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Documentation Agents” means The Bank of Nova Scotia and Compass Bank, each in its capacity as co-documentation agent.

“Dollar” and “$”mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EBITDA” means, with respect to any Person (or any asset of a Person) for any fiscal period and without double counting, the sum of (a) the Net Income of such Person (or attributable to assets of the Person) for that period, plus (b) the following to the extent deducted in calculating Net Income of such Person (i) any non-recurring loss, plus (ii) Interest Expense for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income of such Person for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses (including non-cash officer compensation and any write-down of goodwill pursuant to GAAP) of such Person for that period, in each case as determined in accordance with GAAP, plus (v) transaction costs and expenses in connection with any merger or acquisition (whether or not consummated) not permitted to be capitalized pursuant to GAAP, plus (vi) severance and restructuring charges plus (vii) charges related to the early extinguishment of Indebtedness minus (c) any non-operating, non-recurring gain to the extent included in calculating Net Income of such Person (or attributable to assets of such Person).

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Parent (on behalf of the Borrowers) (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions governing pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement by any Borrower pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means the issuance and sale by the Parent or the Operating Partnership of any equity securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA to the extent that such determination could reasonably be expected to give rise to a Material Adverse Effect; or (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)        means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London Branch (or other Citibank branch or Affiliate) to major banks in the London interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b)        for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Citibank’s London

Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Proceeds” means the net issuance proceeds from Equity Offerings, which Borrowers have designated or otherwise stated that they intend to use to make Restricted Payments on account of then existing Preferred Equity.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (or any Person whose net income is measured with reference to it) (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, or in which it is doing business, or in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrowers are located, (c) other than with respect to an assignee pursuant to a request by the Borrowers under Section 10.13, any United States Federal withholding tax that is imposed on amounts payable to such Person at the time such Person becomes a party hereto (or designates a new Lending Office) or is attributable to such Person’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Person (or its assignor, if any) was entitled, at the time of its appointment or designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a) and (d) any United States Federal withholding tax imposed by reason of a Lender’s failure to comply with the requirements of Sections 1471 through 1474 of the Code or any applicable Treasury regulations promulgated thereunder, or any official interpretations thereof.

“Existing Loan Agreement” has the meaning specified in the Recitals to this Agreement.

“Existing Maturity Date” has the meaning set forth in Section 2.14(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means any letter agreement dated as of the date hereof executed and delivered by the Parent and/or the Operating Partnership and to which any of the Arrangers and/or the Administrative Agent are party, as the same may be amended from time to time.

“Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio obtained by dividing (a) Adjusted EBITDA for the period consisting of that fiscal quarter and the three immediately preceding fiscal quarters by (b) an amount equal to (i) Debt Service of the Parent and its Subsidiaries for such period, plus (ii) all Preferred Distributions (other than redemptions) of Parent and its Subsidiaries during such period.

“Foreign Lender” means any Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, with respect to any fiscal period and without double counting, an amount equal to the Net Income (or deficit) of Parent and its Subsidiaries for that period computed on a consolidated basis in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that Funds From Operations shall exclude impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis.  Funds From Operations shall be reported in accordance with the NAREIT Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision or instrumentality thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Credit Facility” means the revolving credit facility created pursuant to the Group Credit Loan Documents.

“Group Credit Loan Documents” means that certain Second Amended and Restated Credit Agreement, dated as of October 31, 2006 (the “Group Credit Agreement”), among the Operating Partnership, the Parent, QRS and each other borrower thereunder, as borrowers, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the arrangers and other agents party thereto, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 1, 2006, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of May 2, 2007, and that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of January 28, 2011 and each other Loan Document (as defined in the Group Credit Agreement as so amended and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time) relating thereto, each as amended, amended and restated, supplemented or otherwise modified from time to time.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated under any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                               all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                             all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c)                               net obligations of such Person under any Swap Contract;

(d)                              all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)                               indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                 Capital Lease Obligations; and

(g)                               all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or is otherwise liable for such Indebtedness, except to the extent such Indebtedness is expressly made non-recourse to such Person and (ii) Indebtedness shall not include any Minority Interest’s share of any of the foregoing.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Intangible Assets” means the value of all assets of a Person and its Subsidiaries (without duplication), determined on a consolidated basis in accordance with GAAP, that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Charges” means, as of the last day of any fiscal period and without double counting, the sum of (a) Cash Interest Expense of a Person, plus (b) all interest currently payable in Cash by a Person which is incurred during that fiscal period and capitalized under GAAP, minus (c) any Minority Interest’s share of Cash Interest Expense.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio obtained by dividing (a) the sum of the aggregate Adjusted NOI from the Qualified Asset Pool Properties for that fiscal quarter and the preceding three full fiscal quarters, by (b) the aggregate Interest Charges for such period in respect of the unsecured Indebtedness of the Parent and its Subsidiaries.  The Interest Coverage Ratio shall be determined by the Borrowers and shall be reasonably satisfactory to the Administrative Agent excluding interest during construction to the extent capitalized.

“Interest Expense” means, with respect to any Person as of the last day of any fiscal period and without duplication, an amount equal to (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Accounting Standards Codification Topic No. 840-30, minus (or plus, as applicable) (c) amounts received (or paid) under Swap Contracts plus (d) all other amounts considered to be “interest expense” under GAAP.

“Interest Payment Date” means the fifth (5th) calendar day of each month; provided that if the fifth (5th) calendar day of any month falls on a day other than a Business Day, then the Interest Payment Date shall be the immediately succeeding Business Day or, if such date would be after the Maturity Date, the next preceding Business Day.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or, in the case of any Eurodollar Rate Loan, converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in their applicable Loan Notice, as the case may be; provided that:

(i)         any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate

Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)        any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)       no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by any amounts received in respect of such Investment which constitute capital distributions, principal, sale proceeds or otherwise in respect thereof.

“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or a Debt Rating of Baa3 or better from Moody’s.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder agreement substantially in the form attached hereto as Exhibit F.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph.

“Lender Party” has the meaning set forth in Section 10.07.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio (expressed as a percentage) obtained by dividing (a) the sum of Total Indebtedness of Parent and its Subsidiaries as of that date minus Unrestricted Cash by (b) the Adjusted Tangible Assets of Parent and its Subsidiaries as of that date.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest).

“Loan” means a term loan of any Type made to Borrowers by the Lenders pursuant to Section 2.01.

“Loan Amount” means, at any time, the aggregate principal amount of the Loans then outstanding, which on the Closing Date is equal to $750,000,000.

“Loan Documents” means this Agreement, each Note, the Fee Letter and any other instrument, document or agreement from time to time delivered by a Borrower in connection with this Agreement.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Material Adverse Effect” means any set of circumstances or events which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document (other than as a result of any action or inaction of the Administrative Agent or any Lender), (b) has been or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of the Parent and its Subsidiaries on a consolidated basis or (c) has materially impaired or could reasonably be expected to materially impair the ability of Borrowers to perform the Obligations.

“Maturity Date” means the later of (a) June 30, 2015, and (b) if the Existing Maturity Date is extended pursuant to Section 2.14, such extended Maturity Date as determined pursuant to such Section 2.14.

“Maximum Rate” has the meaning set forth in Section 10.09.

“Minimum Book Value” means, as of any date of determination, without duplication, the sum of: (a) all consolidated assets of Parent and its Subsidiaries as of that date, plus (b) Parent’s and its Subsidiaries’ minority interest in unconsolidated assets as of that date, minus (i) Intangible Assets of Parent and its Subsidiaries and (ii) Total Liabilities of Parent and its Subsidiaries as of that date.

“Minority Interest” means, with respect to any non-Wholly-Owned Subsidiary, direct or indirect, of the Parent, any ownership interest of a third party in such Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgageable Ground Lease” means on any date of determination, a lease or similar arrangement providing the right to occupy Real Property (a) which is granted by the fee owner of Real Property, (b) which has a remaining term (calculated only once on the Closing Date or the date the Real Property subject to such lease becomes a Qualified Asset Pool Property) of not less than twenty-five (25) years, including extension options exercisable solely at the discretion of a Borrower or any applicable Subsidiary, (c) under which no material default has occurred and is continuing and (d) with respect to which a security interest may be granted (i) without the consent of the lessor or (ii) pursuant to the consent of the lessor, which consent has been granted.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means a Contractual Obligation that contains a covenant binding on the Parent and its Subsidiaries that prohibits Liens on any of their Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the property that is the subject of such Lien and (b) any such covenant that does not apply to Liens which may secure the Obligations now or in the future.

“Net Income” means, for any period and for any Person, the net income of the Person for that period, determined in accordance with GAAP; provided that there shall be excluded therefrom the net amount of any real estate gains or losses.

“Net Rentable Area” means with respect to any Real Property, the floor area of any buildings, structures or improvements available for leasing to tenants (excluding storage lockers and parking spaces) determined in accordance with the Parent’s or its applicable Subsidiary’s rent roll for such Real Property, the manner of such determination shall be consistently applied for all Real Property, unless otherwise approved by the Administrative Agent.

“New Lenders” means all of the “Lenders” party to, and as defined in, this Agreement, which were not Lenders under the Existing Loan Agreement immediately prior to the Closing Date.

“NOI” means, with respect to any Revenue-Producing Property and with respect to any fiscal period, the sum of (a) the net income of that Revenue-Producing Property for that period, plus (b) Interest Expense of that Revenue-Producing Property for that period, plus (c) the aggregate amount of federal and state taxes on or measured by income of that Revenue-Producing Property for that period (whether or not payable during that period), plus (d) depreciation, amortization and all other non-cash expenses of that Revenue-Producing Property for that period, in each case as determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of any Person for which the liability of such Person (except with respect to fraud, Environmental Laws liability, misapplication of funds, bankruptcy, transfer of collateral in violation of the applicable loan documents, failure to obtain consent for subordinate financing in violation of the applicable loan documents and other exceptions customary in like transactions at the time of the incurrence of such Indebtedness) either is contractually limited to collateral securing such Indebtedness or is so limited by operation of Laws.

“Note” means a promissory note made by the Borrowers in favor of, and payable to the order of, a Lender evidencing that portion of the Loan made by such Lender substantially in the form of Exhibit C.  A Note shall be executed by the Borrowers in favor of each Lender requesting such Note.

“NYSE” means the New York Stock Exchange.

“Obligations” means all advances to, and debts, liabilities, obligations of, any Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; provided, however, that “Other Taxes” shall not include such amounts to the extent imposed as a result of any transfer by any Lender or the Administrative Agent of any interest in or under any Loan Document.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) including a multiple employer plan but not including a Multiemployer Plan; that is maintained or is contributed to by the Parent or its Subsidiaries and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Purposes” has the meaning set forth in Section 10.07(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA) established by the Borrowers, or with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.02.

“Preferred Distributions” means for any period, the amount of any and all Restricted Payments due and payable in cash by the Parent or any of its Subsidiaries during such period to the holders of Preferred Equity but shall not include any Minority Interest’s share of any such Restricted Payments.

“Preferred Equity” means any form of preferred stock (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in Parent or any of its Subsidiaries that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, assets or other payments over the holders of any other stock or other ownership or beneficial interest in such Person.

“Property” means all assets of the Parent and its Subsidiaries, whether real property or personal property.

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified Asset Pool Property” means Qualified Land, Qualified Revenue-Producing Property, Qualified Development Assets and Qualified Joint Venture Property.

“Qualified Development Asset” means a Real Property that:

(a)                            satisfies the Base Qualifications;

(b)                            constitutes a Development Investment; and

(c)                            does not otherwise constitute a Qualified Revenue-Producing Property or Qualified Land.

“Qualified Joint Venture Property” means a Real Property, owned and controlled by a direct or indirect non-wholly-owned subsidiary of the Parent, that is any of a Qualified Revenue-Producing Property, Qualified Land and/or a Qualified Development Asset.  For purposes of this definition “controlled” means exclusive control of any disposition, refinancing and operating activity without the consent of any other party (other than the Parent or any of its Wholly-Owned Subsidiaries).  Notwithstanding the foregoing, the Tech Square Project shall be deemed a Qualified Joint Venture Property so long as it meets the criteria set forth above other than those matters set forth on Schedule 1.01.

“Qualified Land” means, as of any date of determination, without duplication, Real Property that:

(a)                            satisfies the Base Qualifications;

(b)                            is entitled; and

(c)                            does not otherwise constitute a Qualified Revenue-Producing Property or Qualified Development Asset.

“Qualified  Revenue-Producing  Property” means a Revenue-Producing Property that:

(a)                            satisfies the Base Qualifications;

(b)                            is occupied or available for occupancy (subject to final tenant improvements); and

(c)                            does not otherwise constitute a Qualified Development Asset or Qualified Land.

“Rating Agencies” means (a) S&P and (b) Moody’s.

“Ratings Grid Election” shall have the meaning specified in the definition of “Applicable Rate”.

“Real Property” means, as of any date of determination, real property (together with the underlying real property interests and appurtenant real property rights) then owned, leased or occupied by any Borrower or any of its Subsidiaries.

“RBC” means Royal Bank of Canada and its affiliates.

“RBS” means The Royal Bank of Scotland plc and its successors.

“RBSSI” means RBS Securities Inc. and its successors.

“Register” has the meaning specified in Section 10.06(c).

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release Event” has the meaning specified in Section 10.23.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of the Loan Amount.

“Responsible Officer” means, (i) with respect to delivery of executed copies of this Agreement or any Compliance Certificate, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or any executive vice president of a Borrower and (ii) for all other purposes, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary, assistant secretary or any executive vice president of a Borrower.  Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Restricted Payment” means, with respect to any equity interest or any warrant or option to purchase an equity interest issued by the Parent or any of its Subsidiaries, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by the Parent or such Subsidiary of any such security or interest (excluding any Indebtedness which by its terms is convertible into an Equity Interest), (b) the declaration or (without duplication) payment by the Parent or such Subsidiary of any dividend in Cash or in Property on or with respect to any such security or interest, (c) any Investment by the Parent or such Subsidiary in the holder of 5% or more of any such security or interest if a purpose of such Investment is to avoid characterization of the transaction as a Restricted Payment and (d) any other payment in Cash or Property by the Parent or such Subsidiary constituting a distribution under applicable Laws with respect to such security or interest.

“Revenue-Producing Property” means an identifiable improved Real Property that is used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes and related real property (and appurtenant amenities), or for such other revenue-producing purposes as the Required Lenders may approve.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means immediately available funds.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Report” means all filings on Form 10-K, Form 10-Q or Form 8-K with the SEC made by the Parent pursuant to the Securities Exchange Act of 1934.

“Secured Debt” means Indebtedness of Parent or any of its Subsidiaries that is secured by a Lien; provided, that Secured Debt shall not include any of the Obligations.

“Secured Debt Ratio” means, as of the last day of any fiscal quarter, the ratio (expressed as a percentage) obtained by dividing (a) the Secured Debt of Parent and its Subsidiaries as of such date by (b) the Adjusted Tangible Assets, as of such date.

“Senior Financing Transaction” means the incurrence of senior unsecured Indebtedness by the Parent.

“SPC” has the meaning set forth in Section 10.06(h).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrowers.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agents” means RBC and RBS, each in its capacity as co-syndication agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tech Square Project” means the seven building campus located in Cambridge, Massachusetts aggregating approximately 1.2 million square feet.

“Total Assets” means the value of all assets of a Person and its Subsidiaries (without duplication), determined on a consolidated basis in accordance with GAAP; provided that all Real Property shall be valued based on its Unencumbered Asset Value (it being understood that the Unencumbered Asset Value for any Real Property that is not a Qualified Asset Pool Property shall be calculated as if it was a Qualified Asset Pool Property).  In the event that a Person has an ownership or other equity interest in any other Person, which investment is not consolidated in accordance with GAAP (that is, such interest is a “minority interest”), then the assets of a Person and its Subsidiaries shall include such Person’s or its Subsidiaries’ allocable share of all assets of such Person in which a minority interest is owned based on such Person’s respective ownership interest in such other Person.

“Total Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)       all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)       all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c)       net obligations of such Person under any Swap Contract;

(d)      all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)       indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)        Capital Lease Obligations; and

(g)       all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, Total Indebtedness shall not include any Minority Interest’s share of any of the foregoing.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), zero.  The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Total Liabilities” means all liabilities of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (without duplication) all Indebtedness and Guarantees of such Person and its Subsidiaries (determined on a consolidated basis), whether or not so classified; provided, that, Total Liabilities shall not include any Minority Interest’s share of liabilities.  In the event that a Person has an ownership or other equity interest in any other Person, which investment is not consolidated in accordance with GAAP (that is, such interest is a “minority interest”), then the liabilities of a Person and its Subsidiaries shall include such Person’s or its Subsidiaries’ allocable share of all liabilities of such Person in which a minority interest is owned based on such Person’s respective ownership interest in such other Person.

“Total Revolving Outstandings” means, in respect of the Group Credit Facility, at any time, the sum of (i) the aggregate outstanding principal amount at such time of all Revolving Loans plus (ii) the aggregate outstanding principal amount at such time of all Swing Line Loans plus (iii) the aggregate outstanding amount at such time of all L/C Obligations plus (iv) the aggregate outstanding principal amount at such time of all Bid Loans, in each of the foregoing clauses (i) through (iv), as such capitalized terms are defined under the Group Credit Loan Documents.

“to the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer of that Person).

“Trade Date” has the meaning set forth in Section 10.06(b).

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unencumbered” means, with respect to any Revenue-Producing Property, Qualified Land or Qualified Development Assets, that such Revenue-Producing Property, Qualified Land or Qualified Development Assets (a) is not subject to any Lien other than Liens permitted under Section 7.01 (other than Sections 7.01(r) and (t)), (b) is not subject to any Negative Pledge and (c) is not held by a Person any of whose direct or indirect equity interests are subject to a Lien or Negative Pledge.

“Unencumbered Asset Value” means, as of any date of determination and without double counting any item, the following amounts for the following types of Real Property:

(a)       with respect to any Qualified Revenue-Producing Property owned for a full four consecutive fiscal quarter period or longer, an amount equal to (i) the Adjusted NOI of such Real Property for the prior four full consecutive fiscal quarters divided by (ii) the Capitalization Rate; provided that in the event any such Real Property sustains any material damage, the value of any business interruption insurance proceeds owed to or received by the Borrowers during such period with respect to such Qualified Revenue-Producing Property shall be included in the Adjusted NOI of such Real Property for the periods from the date of such material damage until such time as such Qualified Revenue-Producing Property becomes fully operational.

(b)       with respect to any Qualified Revenue-Producing Property owned for less than four full consecutive fiscal quarters, an amount equal to (i) the Adjusted NOI of such Real Property for the period which the applicable Borrower or Subsidiary has owned and operated such Real Property, adjusted by the Parent to an annual Adjusted NOI in a manner reasonably acceptable to the Administrative Agent, divided by (ii) the Capitalization Rate; provided that in the event any such Real Property sustains any material damage, the value of any business interruption insurance proceeds owed to or received by the Borrowers during such period with respect to such Qualified Revenue-Producing Property shall be included in the Adjusted NOI of such Real Property for the periods from the date of such material damage until such time as such Qualified Revenue-Producing Property becomes fully operational.

(c)       with respect to Qualified Revenue-Producing Property that is being renovated or with respect to which a partial or total renovation was recently completed, an amount as determined at the sole election of the Administrative Agent based on (i) the annualized Adjusted NOI with respect to such Real Property, annualized based on bona fide, arms length signed tenant leases which are in full force and effect requiring current rental payments, divided by the Capitalization Rate, or (ii) the cost basis of such Real Property determined in accordance with GAAP multiplied by the Borrowers’ or their Subsidiaries’ percentage ownership interest in such Qualified Revenue Property.

(d)       with respect to any Real Property that constitutes Qualified Land, an amount equal to, at the option of the Borrowers, (i) the cost basis as determined in accordance with GAAP or the Appraised Value (if any) of such Qualified Land multiplied by (ii) the Borrowers’ or their Subsidiaries’ percentage ownership interest in such Qualified Land.

(e)        with respect to any Real Property that constitutes Qualified Development Assets, an amount equal to (i) the cost basis as determined in accordance with GAAP of such Qualified Development Asset multiplied by (ii) the Borrowers’ or their Subsidiaries’ percentage ownership interest in such Qualified Development Asset; provided that if all or any portion of a Qualified Development Asset is materially damaged, the value of such Qualified Development Asset shall be the amount assigned to such Qualified Development Asset prior to the damage less the amount (as determined by the Borrowers in good faith) by which the casualty insurance proceeds that are owed or received in respect of such casualty event are insufficient to restore such Qualified Development Asset for a period of up to the lesser of (x) 365 days following such casualty event and (y) the date such Qualified Development Asset is restored and fully functional.

“United States” and “U.S.” mean the United States of America.

“Unrelated Person” means any Person other than (i) a Subsidiary of Parent, (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Parent and its Subsidiaries or

(iii) any Person that held Common Stock on the day prior to the effective date of Parent’s registration statement under the Securities Act of 1933 covering the initial public offering of Common Stock.

“Unrestricted Cash” means an amount (if greater than zero) equal to (a) cash and Cash Equivalents of Borrowers and their Subsidiaries that are not subject to pledge, lien or control agreement (excluding statutory liens in favor of any depositary bank where such cash is maintained), less (b) the sum of (i) $20,000,000, (ii) amounts included in the foregoing clause (a) that are with a Person other than the Borrowers and their Subsidiaries as deposits or security for contractual obligations and (iii) the Total Revolving Outstandings.

“Unsecured Debt Yield” means, as of the last day of each fiscal quarter, the ratio (as expressed as a percentage) of (i) the aggregate Adjusted NOI from the Qualified Asset Pool Properties for the prior four (4) consecutive fiscal quarters if owned for the preceding four (4) fiscal quarters, or the Adjusted NOI for the period owned, annualized, if owned for fewer than four (4) consecutive quarters, or for Qualified Revenue-Producing Properties that are being renovated or with respect to which a partial or total renovation was recently completed, an amount as determined at the sole election of the Administrative Agent based on the annualized Adjusted NOI with respect to such Real Property, annualized based on bona fide, arms length signed tenant leases which are in full force and effect requiring current rental payments, to (ii) the aggregate unsecured Indebtedness of the Parent and its Subsidiaries less Unrestricted Cash as of that date; provided, however, that any Adjusted NOI generated by the Qualified Asset Pool Properties from assets located outside of the United States and Canada that exceeds 30% of total Adjusted NOI of the Qualified Asset Pool Properties utilized in part (i) above shall be deducted therefrom.

“Unsecured Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio (as expressed as a percentage) of (a) aggregate unsecured Indebtedness of Parent and its Subsidiaries as of that date to (b) the Adjusted Unencumbered Asset Value as of that date.

“Wholly-Owned Subsidiary” means a Subsidiary of Parent, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by Parent, except for director’s qualifying shares required by applicable Laws.

1.02      Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof; (iv) all references in a Loan Document to Articles, Sections, Exhibits

and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03      Accounting Terms.

(a)        Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)        Changes in GAAP or Funds From Operations.  If at any time any change in GAAP or the calculation of Funds From Operations would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or Funds From Operations (subject to the approval of the Required Lenders, the Administrative Agent and the Borrowers); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or Funds From Operations, as applicable, prior to such change therein and (ii) upon written request, the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or Funds From Operations.

1.04      Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND BORROWINGS

2.01       Term Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to fund the portion of the Loan Amount represented by its Commitment to the Borrowers on the Closing Date in an aggregate amount not to exceed such Lender’s Commitment or the Loan Amount; provided, however, that the $250,000,000 advanced pursuant to the Existing Loan Agreement shall be deemed to be advanced under this Agreement and reallocated among the Lenders by the Administrative Agent as set forth in Schedule 2.01 on the date hereof, without executing any Assignment and Assumption or any other documentation.  The Loans shall be in Dollars and, except as set forth in the preceding sentence, drawn in a single Borrowing on the Closing Date.  The Lenders shall have no commitments hereunder to fund any additional Loans after the Borrowing on the Closing Date.  To the extent all or any portion of the Loans are repaid or prepaid, they may not be reborrowed.  All Loans advanced on the Closing Date shall be Base Rate Loans unless the Borrowers shall have delivered at least three Business Days prior to the Closing Date, a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent.  Thereafter, Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02       Borrowings, Conversions and Continuations of Loans.

(a)          The Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than (i) 12:00 Noon three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) 12:00 Noon on the Business Day prior to the requested date of any Borrowing of Base Rate Loans and 12:00 Noon on the Business Day prior to the requested date of any conversion of Eurodollar Rate Loans to Base Rate Loans; provided, however, that if the Borrowers wish to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (x) the applicable notice must be received by the Administrative Agent not later than 12:00 Noon four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (y) not later than 12:00 Noon, three Business Days before the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans, the Administrative Agent shall notify the Borrowers (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrowers fail to specify a Type of Loan in a Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrowers request a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(b)          Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Citibank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers.

(c)          Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)          The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Citibank’s base rate used in determining the Base Rate promptly following the public announcement of such change.

(e)          After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 20 Interest Periods in effect with respect to Loans.

2.03       [Reserved].

2.04       [Reserved].

2.05       Prepayments.

The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 Noon (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the Business Day prior to the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date, the amount of such prepayment, and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice and the contents thereof and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

2.06       [Reserved].

2.07       Repayment of Loans.

The Borrowers shall repay on the Maturity Date the aggregate principal amount of the Loans outstanding on such date, together with all interest and accrued fees related thereto.

2.08       Interest.

(a)          Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate;  and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)          (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)         Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto (for interest accrued through the last day of the prior month) and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09       Fees.

(a)          The Borrowers shall pay to the Administrative Agent for its own account and for the account of the Lenders fees, in Dollars, in the amounts and at the times specified in the Fee

Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)          The Borrowers shall pay to the Administrative Agent and the Lenders such fees, in Dollars, as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10       Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11       Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) the applicable Note(s), which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

2.12       Payments Generally; Administrative Agent’s Clawback.

(a)          General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)          (i)            Funding by Lenders: Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to such Borrowing.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrowers: Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment and without relieving the Borrowers’ obligation to make such payment, then each of the severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)          Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)          Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)          Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13       Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)          the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower party hereto consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14       Extension of Maturity Date.

(a)          Requests for Extension of Maturity Date.  The Borrowers may on a one-time basis, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days prior to, and not later than 30 days prior to, the Maturity Date then in effect hereunder (the “Existing Maturity Date”), cause each Lender to extend such Lender’s Existing Maturity Date to June 30, 2016 and each Lender shall extend such Lender’s Maturity Date to June 30, 2016 in accordance with this Section 2.14(a) and subject to clause (b) below.

(c)          Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective unless:

(i)            no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii)           the representations and warranties contained in this Agreement are true and correct in all material respects, on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, only as of such specific date), and except that the representations and warranties contained in subsections (a), (b) and (d) of Section 5.05 shall be deemed to refer to the most recent statements and projections furnished pursuant to Sections 6.01(a) and (b) and 6.02(b), respectively;

(iii)          the Borrowers pay the Administrative Agent, for distribution to the Lenders, based on their Applicable Percentage, an extension fee on or prior to the Existing Maturity Date in an amount equal to the product of (i) 0.25%, multiplied by (ii) the Loan Amount at the time of the extension; and

(iv)         the Capitalization Rate shall be increased on the date of such extension of the Existing Maturity Date if requested by the Required Lenders; provided that (A) the Capitalization Rate may not be increased more than .50% greater than the Capitalization Rate then in effect and in no event shall the Capitalization Rate exceed 8.25% and (B) the Capitalization Rate may not be increased on more than one occasion.

(d)          Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01       Taxes.

(a)          Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or each Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis for such amounts, shall be conclusive absent manifest error.

(d)          Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Status of Lenders.  Any Administrative Agent or Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Administrative Agent or Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law and reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Administrative Agent or Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing any Administrative Agent or Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Person is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of IRS Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881 (c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN,

(iv)         in the case of any Administrative Agent or Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, duly completed copies of IRS W-9, establishing a complete exemption from backup withholding taxes; provided, however, that such a Person that the Borrowers are entitled to treat as an “exempt recipient” (without regard to whether any Borrower has requested any certificates or forms in this respect) shall not be required to provide such form, and/or

(v)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

(f)           Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02       Illegality.

If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03       Inability to Determine Rates.

If the Required Lenders determine in good faith that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) deposits are not being offered to banks in the applicable offshore interbank market for Dollars for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.

Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04       Increased Costs; Reserves on Eurodollar Rate Loans.

(a)          Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)); or

(ii)           subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any participation in any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax); or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein (other than with respect to Taxes, which shall be governed solely by Section 3.01);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          Reserves on Eurodollar Rate Loans.  The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case, shall be due and payable on each date on which interest is payable on such Loan; provided, the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05       Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrowers; or

(c)          any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13,

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits).  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), setting forth in reasonable detail the basis for such amounts, shall be conclusive absent manifest error.

3.06       Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if material amounts are paid to such Lender under Section 3.05, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07       Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO
THIS AGREEMENT AND THE BORROWING

4.01       Conditions of Effectiveness of this Agreement.

The effectiveness of this Agreement and the obligation of each Lender to make its Loan on the Closing Date hereunder is subject to satisfaction of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic imaging transmission (e.g. “pdf” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower (to the extent applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement;

(ii)           a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized as of the date hereof to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party;

(iv)         such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly organized or formed (including, without limitation, articles or certificates of incorporation or other charter documents and bylaws or other governance documents of each Borrower), and that each Borrower is validly existing and in good standing in its jurisdiction of organization and the tax identification number for each Borrower;

(v)          favorable opinions of each counsel to the Borrowers, addressed to the Administrative Agent and each Lender, as to the matters concerning the Borrowers and the Loan Documents as the Required Lenders may reasonably request;

(vi)         a certificate of a Responsible Officer of the Parent either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Borrower and the validity against such Borrower of the Loan Documents to which it is a party (other than such consents and approvals delivered pursuant to Section 4.01(a)(iii)), and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required (other than such consents and approvals delivered pursuant to Section 4.01(a)(iii));

(vii)        a certificate signed by a Responsible Officer of the Parent certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)       a payment instructions for cash proceeds of the Loan Amount received by the Borrowers on the Closing Date to be applied to prepayment of a $500,000,000 portion of the term loan facility created pursuant to the Group Credit Loan Documents; and

(ix)         such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)          Any fees required to be paid by the Borrowers to the Administrative Agent or to the Lenders on or before the Closing Date shall have been, or concurrently with the Closing Date are being, paid.

(c)          Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02       Additional Conditions to Borrowing.

The obligation of each Lender to make its Loan on the Closing Date is subject to the following conditions precedent:

(a)          The representations and warranties of the Borrowers contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)          No Default or Event of Default shall exist, or would result from the proposed Borrowing on the Closing Date or from the application of the proceeds thereof.

(c)          The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01       Existence, Qualification and Power; Compliance with Laws.

The Parent and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization except to the extent permitted by Sections 7.03, or 10.20, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02       Authorization; No Contravention.

The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03       Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document.

5.04       Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Borrower party thereto, enforceable against each such Borrower in accordance with its terms.

5.05       Financial Statements; No Material Adverse Effect.

(a)          The Audited Financial Statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)          The unaudited consolidated balance sheet of the Borrowers and their Subsidiaries dated March 31, 2011, and the related consolidated statements of income or operations and cash flows for the three months ended on that date fairly present in all material respects the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to the absence of footnotes and to normal year-end audit adjustments.

(c)          Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)          The consolidated financial projections of the Parent previously delivered to the Administrative Agent for the 2010 and 2011 fiscal years were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrowers and their Subsidiaries and that no assurance is given by the Borrowers that such projections will be realized).

5.06       Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07       No Default.

Neither any Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08       Ownership of Property; Liens.

Each of the Borrowers and their Subsidiaries has good record and marketable title in fee simple (subject to the rights of other parties as owners of condominium units) to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Borrowers and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09       Environmental Compliance.

The Borrowers and their Subsidiaries have conducted in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10       Insurance.

The properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts and with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or the applicable Subsidiary operates.

5.11       Taxes.

The Borrowers and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against Borrowers or any of their Subsidiaries that would, if made, have a Material Adverse Effect.  As of the date hereof neither any Borrower nor any Subsidiary thereof is party to any material tax sharing agreement.

5.12       ERISA Compliance.

(a)          Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Borrowers, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)          There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred, and neither the Borrowers nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrowers and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher except where the failure to attain such funding target attainment percentage could not reasonably be expected to give rise to a Material Adverse Effect, and neither the Borrowers nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date except where such drop in funding target attainment percentage could not reasonably be expected to give rise to a Material Adverse Effect; and (iv) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

5.13       Subsidiaries; Equity Interests.

All of the outstanding Equity Interests in the Parent’s Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Borrower, directly or indirectly, free and clear of all Liens except as permitted under this Agreement.

5.14       Margin Regulations; Investment Company Act; REIT and Tax Status; Stock Exchange Listing.

(a)          No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  No proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b)          None of the Borrowers, any Person Controlling the Borrowers, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c)          Except as disclosed to Administrative Agent, as of the Closing Date, none of Borrowers is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

(d)          The Parent currently has REIT Status and has maintained REIT Status on a continuous basis since its formation.  The shares of common stock of the Parent are listed on the NYSE, American Stock Exchange or NASDAQ Stock Exchange.

5.15       Disclosure.

Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrowers and their Subsidiaries and that no assurance is given by the Borrowers that such projections will be realized).

5.16       Compliance with Laws.

Each Borrower and each of its Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17       Intellectual Property; Licenses, Etc.

Each Borrower and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except to the extent that failure to so own or possess such IP Rights could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18       Initial Pool Properties.

The Properties described on Schedule 5.18 are, as of the Closing Date, Qualified Asset Pool Properties.  As of the Closing Date ARE-MA Region No. 37, LLC does not own any Qualified Asset Pool Property.

5.19       Property.

All of the Borrowers’ and their respective Subsidiaries’ Properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such Property and except for such defects relating to properties, other than Qualified Asset Pool Properties, which would not have a Material Adverse Effect.  The Borrowers and their respective Subsidiaries further have completed or caused to be completed an appropriate investigation of the environmental condition of each such Property as of (a) the date of the Borrowers’ or such Subsidiaries’ purchase thereof or (b) the date upon which such Property was last security for Indebtedness of such Borrower or such Subsidiary if such financing was not closed on or about the date of the acquisition of such property, including preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental consultant in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation, as to Qualified Asset Pool Properties, has been disclosed in writing to the Administrative Agent and satisfactory remediation actions are being taken.  There are no unpaid or outstanding real estate or other taxes or assessments on or against any Property of any Borrower or any of their respective Subsidiaries which are payable by such Person (except only real estate or other taxes or assessments, that are not yet due and payable).  There are no pending eminent domain proceedings against any Qualified Asset Pool Property, and, to the knowledge of the Borrowers, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have a Material Adverse Effect.  None of the Property of Borrowers or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have a Material Adverse Effect.

5.20       Brokers.

None of the Borrowers or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

5.21       Other Debt.

None of the Borrowers or any of their respective Subsidiaries is in default (after expiration of all applicable grace and cure periods) in the payment of any other Indebtedness or under any mortgage, deed of trust, security agreement, financing agreement or indenture involving Indebtedness of $50,000,000 or more or under any other material agreement or lease to which any of them is a party.  None of the Borrowers is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of such Borrower.

5.22       Solvency.

As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made hereunder, the Borrowers and their Subsidiaries (on a consolidated basis) are solvent on a balance sheet basis such that the sum of the Borrowers’ and their Subsidiaries’ assets exceeds the sum of the Borrowers’ and their Subsidiaries’ liabilities, the Borrowers and their Subsidiaries are able to pay their debts as they become due, and the Borrowers and their Subsidiaries have sufficient capital to carry on their business.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12) cause each Subsidiary to:

6.01       Financial Statements.

Deliver to the Administrative Agent (for distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a)          As soon as practicable, and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year and the consolidated statements of operations, stockholders’ equity and cash flows, in each case of Parent and its Subsidiaries for such fiscal year, all in reasonable detail.  Such financial statements shall be prepared in accordance with GAAP, consistently applied, audited and shall be accompanied by a report of Ernst & Young LLP or other independent public accountants of recognized standing selected by Parent and reasonably satisfactory to the Required Lenders (any “Big 4” accounting firm shall be deemed satisfactory to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any “going concern” or like qualifications or exception or any qualification or exception as to the scope of the audit;

(b)          As soon as practicable, and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter in any fiscal year), the consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter and the consolidated statements of operations and cash flows for such fiscal quarter, and the portion of the fiscal year ended with such fiscal quarter, all in reasonable detail.  Such financial statements shall be certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments; and

(c)          As soon as practicable, and in any event (i) within 60 days after the end of each of the first three fiscal quarters in any fiscal year and (ii) within 90 days after the end of the fourth fiscal quarter, statements of operating income for such fiscal quarter for each of the Qualified Revenue-Producing Properties, each in reasonable detail.

6.02       Certificates; Other Information.

Deliver to the Administrative Agent (and the Administrative Agent shall deliver to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a)          Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer;

(b)          As soon as practicable, and in any event no later than 90 days after the commencement of each fiscal year, a budget and projection by fiscal quarter for that fiscal year and by fiscal year for the next two succeeding fiscal years, including for the first such fiscal year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such fiscal years, projected consolidated balance sheets and statements of operations and cash flows, of Parent and its Subsidiaries, all in reasonable detail;

(c)        Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent accountants in connection with the accounts or books of Parent or any of its Subsidiaries, or any audit of any of them;

(d)        Promptly after the same are available, and in any event within five (5) Business Days after filing with the SEC, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all publicly available annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to Section 6.01 or other provisions of this Section 6.02;

(e)        Promptly upon a Responsible Officer becoming aware, and in any event within five (5) Business Days after becoming aware, of the occurrence of any (i) Reportable Event or (ii) non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder that could reasonably be expected to give rise to a material liability, telephonic notice specifying the nature thereof, and, no more than two (2) Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrowers are taking or propose to take with respect thereto, and, when known, any action taken by the IRS with respect thereto;

(f)        As soon as practicable, and in any event within two (2) Business Days after a Responsible Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrowers are taking or propose to take with respect thereto;

(g)        Promptly upon a Responsible Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrowers or their respective Subsidiaries that is $10,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $10,000,000 or more or any lessor under a lease involving aggregate rent of $10,000,000 or more has asserted a default thereunder on the part of Borrowers or their respective Subsidiaries or (iii) any Person has commenced a legal proceeding with respect to a claim against Borrowers or their respective Subsidiaries under a contract (that is not a credit agreement or material lease) in excess of $10,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action Borrowers or their respective Subsidiaries are taking or propose to take with respect thereto;

(h)       Not later than sixty (60) days after the end of each fiscal quarter of the Borrowers (other than the fourth fiscal quarter in any fiscal year in which case not later than ninety (90) days), a statement listing the properties of Parent and its Subsidiaries which are Development Investments and providing a brief summary of the status of such development;

(i)         Promptly upon a Responsible Officer becoming aware of a change in the Debt Rating (including the initial issuance of any Debt Rating) or any other credit rating given by a Rating Agency to Parent’s long-term senior unsecured debt or any announcement that any such rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency, written notice of such change, announcement or action;

(j)         Promptly upon a Responsible Officer becoming aware, notice of any material change in accounting policies by the Parent or any other Borrower; and

(k)        Such other data and information as from time to time may be reasonably requested by the Administrative Agent.

Documents required to be delivered pursuant to this Agreement (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provide a link thereto on the Borrowers’ website on the Internet at the website address listed on Schedule 10.02 or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), including the SEC’s EDGAR website; provided that the Borrowers shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”).  The Borrowers hereby agree that (w) all Borrower Materials (other than SEC Reports) that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all SEC Reports and all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials (other than SEC Reports) that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” The Borrowers shall be in compliance with all requirements to deliver information under this Agreement if they have made such information available to the Administrative Agent and, to the extent required, Lenders other than Public Lenders, and the failure of Public Lenders to receive information made available to other Lenders shall not result in any breach of this Agreement.

6.03     Payment of Obligations.

Pay and discharge as the same shall become due and payable, all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrowers or such Subsidiary prior to the imposition of such Lien, except that Borrowers and their respective Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge, levy or claim that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax or claim so long as no material Property of Borrowers or their Subsidiaries is at immediate risk of being seized, levied upon or forfeited.

6.04     Preservation of Existence, Etc.

(a)        Preserve, renew and maintain in full force and effect the legal existence and good standing of the Borrowers under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 7.03 or 10.20; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.05     Maintenance of Properties.

(a)        Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and subject to exceptions for extraordinary or reasonably unforeseeable events; (b) make all necessary repairs thereto and renewals and replacements thereof in a reasonably timely manner except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.06     Maintenance of Insurance.

Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrowers or such Subsidiaries, as applicable, operate.

6.07     Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.08     Books and Records.

(a)        Maintain proper books of record and account, in which entries true and correct in all material respects are made in conformity with GAAP consistently applied; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers and their Subsidiaries, as the case may be.

6.09     Inspection Rights.

Permit the Lenders, through the Administrative Agent or any representative designated by the Administrative Agent, at the Borrowers’ expense, to visit and inspect any of the properties of the Borrowers or any of their respective Subsidiaries (subject to the rights of any tenants), to examine the books of account of the Borrowers and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with, and to be advised as to the same by, their Responsible Officers, all at such reasonable times (typically during normal business hours) and intervals as the Administrative Agent or any Lender may reasonably request upon not less than four (4) Business Days’ notice; provided, however, that inspections made at the Borrowers’ expense shall be limited to once per year, unless an Event of Default shall have occurred and be continuing.  The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrowers’ or such Subsidiaries’ normal business operations.  Notwithstanding anything to the contrary in this Section 6.09, no Borrower nor any of their Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) in respect of which disclosure to the Administrative Agent (or its designated representative) or any Lender is then prohibited by law or any agreement binding on any Borrower or any of its Subsidiaries or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.10     Use of Proceeds.

Use the proceeds of the Loans for working capital and general corporate purposes (including repayments of Indebtedness) not in contravention of any Laws or any Loan Documents.

6.11     Occupancy Rate.

Cause the aggregate occupancy rate of all Qualified Revenue-Producing Properties, as of the end of the most recently ended four fiscal quarter period of the Borrowers, to be greater than or equal to 80%, based on bona-fide, arms length tenant leases which are in full force and effect requiring current rental payments and which are in good standing.

6.12     Additional Borrowers.

Prior to a Release Event, cause (a) each Wholly-Owned Subsidiary of the Parent that owns a Qualified Asset Pool Property (other than a Wholly-Owned Subsidiary domiciled outside of the United States) to become a Borrower under this Agreement by (i) executing a Joinder Agreement and (ii) delivering such other documentation as the Administrative Agent may reasonably request in connection therewith, including, without limitation, certified resolutions and other organizational and customary authorizing documents of such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent and (b) each other Subsidiary that owns a Qualified Asset Pool Property (other than a Subsidiary domiciled outside of the United States) to become a Borrower under this Agreement (in the manner described in the foregoing clause (a)) except, in each case, to the extent becoming a Borrower under this Agreement (i) is prohibited by, or requires the consent of any Person pursuant to, contractual provisions entered into by the Subsidiary in the ordinary course of business or (ii) is prohibited by any provision of applicable law.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, each Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01     Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)        inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

(b)        Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

(c)        defects and irregularities in title to any Property which would not reasonably be expected to result in a Material Adverse Effect;

(d)        easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property in the ordinary course;

(e)        easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center, business or office park or similar project affecting Property in the ordinary conduct of the business of the applicable Person;

(f)        rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any Property;

(g)        rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;

(h)        present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property in the ordinary conduct of the business of the applicable Person;

(i)         statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business (but not in connection with the incurrence of any Indebtedness) with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material impending risk of loss or forfeiture;

(j)         covenants, conditions, and restrictions affecting the use of Property which may not give rise to any Lien against such Property in the ordinary conduct of the business of the applicable Person;

(k)        rights of tenants as tenants only under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

(l)         Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(m)       Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

(n)        Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (including Liens securing surety or performance bonds);

(o)        Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;

(p)        Liens consisting of deposits of Property to secure statutory obligations of any Borrower or any Subsidiary;

(q)        Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, provided that, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture;

(r)        other nonconsensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not individually involve amounts in excess of $5,000,000 or in the aggregate involve amounts in excess of $10,000,000;

(s)        any Liens securing the Obligations; and

(t)         Liens securing Secured Debt not prohibited by this Agreement.

7.02     Investments.

Make any Investments, except:

(a)        Investments held by any Borrower or any of its Subsidiaries in the form of Cash, Cash Equivalents or short-term marketable securities;

(b)        advances to officers, directors and employees of any Borrower or any of its Subsidiaries for travel, entertainment, relocation and similar ordinary business purposes and within such Borrower’s policies;

(c)        Investments of the Borrowers in any Subsidiary or any other Borrower, Investments of any Subsidiary in the Borrowers or in another Subsidiary and Investments in any Person that, as a result of or in connection with such Investment, becomes or will become a Subsidiary of a Borrower;

(d)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)        Investments in Real Property of the Borrowers and their Subsidiaries consisting of improved real estate property used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes (and appurtenant amenities);

(f)        Investments in Real Property of the Borrowers and their Subsidiaries consisting of (i) Development Investments (the amount of such Investment shall be an amount equal to the aggregate costs incurred in connection therewith), (ii) undeveloped land without improvements, or (iii) any other Real Property, other than an improved real estate property used principally for office, manufacturing, warehouse, research, laboratory, health sciences or technology purposes (and appurtenant amenities); provided, that, as of the most recently ended fiscal quarter, the aggregate book value of such Investments may not exceed 35% of the Adjusted Tangible Assets.  To determine such book value of Investments described in this Section 7.02(f) which are not owned 100%, directly or indirectly, by Parent or any of its Subsidiaries, the book value of such Investment shall be adjusted by multiplying the same by the Parent’s or such Subsidiaries’ interest therein during the fiscal quarter of the Parent ending as of the date of determination of such book value;

(g)        other Investments, other than Investments in Real Property not otherwise permitted by Section 7.02; provided that as of the most recently ended fiscal quarter, the aggregate book value of such Investments pursuant to this Section 7.02(g) shall not exceed 15% of the Adjusted Tangible Assets.  To determine such book value of Investments described in this Section 7.02(g) which are not owned 100%, directly or indirectly, by Parent or any of its Subsidiaries, the book value of such Investment shall be adjusted by multiplying the same by the Parent’s or such Subsidiaries’ interest therein during the fiscal quarter of the Parent ending as of the date of determination of such book value; and

(h)        Guarantees by any Borrower or any Subsidiary in respect of Indebtedness not prohibited hereunder.

7.03     Fundamental Changes.

Merge, dissolve, liquidate or consolidate with or into another Person, except that, so long as no Default or Event of Default exists or would result therefrom, (a) a Borrower may merge or consolidate with or into one or more other Borrowers; provided that if the Parent or Operating Partnership is a party to such merger or consolidation it shall be the surviving entity, (b) any Subsidiary may merge or consolidate with or into a Borrower or another Subsidiary or may dissolve or liquidate, or (c) any other merger, dissolution, liquidation or consolidation that does not result in a Change of Control shall be permitted.

7.04     Restricted Payments.

With respect to any Borrower or any Subsidiary thereof, make any Restricted Payment except (a) so long as no Event of Default shall have occurred and be continuing under Section 8.01(a) or would result therefrom, such Restricted Payment shall be permitted (i) in an amount not to exceed (excluding Restricted Payments made pursuant to the last sentence of this Section 7.04) the greater of (A) the amount which, when added to the amount of all other Restricted Payments paid by the Parent in the same fiscal quarter and the preceding three fiscal quarters, would not exceed 95% of Funds From Operations of Parent and its Subsidiaries for the four consecutive fiscal quarters ending prior to the fiscal quarter in which such Restricted Payment is paid and (B) the minimum amount of Restricted Payments required (I) under the Code to maintain and preserve Parent’s status as a real estate investment trust under the Code, as evidenced by a certification of a Responsible Officer of Parent containing calculations in reasonable detail satisfactory to the Administrative Agent or (II) to avoid the payment of federal or state income or excise tax, (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, to the extent it relates to the retirement of Preferred Equity in an amount not to exceed any Exchange Proceeds so used notwithstanding the limitations set forth in clause (i), and (iii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, with the proceeds of sales of property notwithstanding the limitation set forth in clause (i); provided however, that if an Event of Default under Section 8.01(a) has occurred and is continuing, the Borrowers and their Subsidiaries may only make the Restricted Payments in the minimum amount necessary to comply with Section 857(a) of the Code and maintain the Parent’s REIT Status.  Notwithstanding the foregoing, any Subsidiary of the Parent may (a) make Restricted Payments payable to the Parent or any Borrower (directly or indirectly through Subsidiaries) and (b) declare and make Restricted Payments to its equity holders generally so long as the Parent or such Subsidiary that owns the equity interest or interests in the Subsidiary making such Restricted Payments receives at least its proportionate share thereof (based upon its relative equity interests in the Subsidiary making such Restricted Payment); provided that in the case of clause (b) above, if an Event of Default under Section 8.01(a) has occurred and is continuing, such Subsidiaries may only make Restricted Payments in the minimum amount necessary to comply with Section 857(a) of the Code and maintain the Parent’s REIT status.

7.05     Change in Nature of Business.

Make any material change in the principal nature of the business of Borrowers and their Subsidiaries, such business being the acquisition, ownership, management, development and renovation of real property and buildings for use as office, office/laboratory, research, health sciences, technology or manufacturing/warehouse properties and related real property (and appurtenant amenities).

7.06     Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of Borrowers or their respective Subsidiaries other than (a) salary, bonus, employee stock option, relocation assistance and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Parent and expressly authorized by a resolution of the board of directors of Parent which is approved by a majority of the directors not having an interest in the transaction, (c) transactions permitted by this Agreement, (d) transactions between or among Borrowers and Subsidiaries and (e) transactions on overall terms at least as favorable to Borrowers or their Subsidiaries as would be the case in an arm’s length transaction between unrelated parties.

7.07     Burdensome Agreements.

Enter into any agreement, instrument or transaction which prohibits any Borrower’s ability to pledge to Administrative Agent any Qualified Asset Pool Property.  The Borrowers, and their respective Subsidiaries, shall take such actions as are necessary to preserve the right and ability of the Borrowers, and their respective Subsidiaries, to pledge to Administrative Agent for the benefit of Lenders the Qualified Asset Pool Properties without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrowers or any of their respective Subsidiaries.

7.08     Use of Proceeds.

Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.09     Financial Covenants.

(a)       Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.50:1.00;

(b)       Permit the Secured Debt Ratio, as of the last day of any fiscal quarter, to exceed 40.0%;

(c)       Permit the Leverage Ratio, as of the last day of any fiscal quarter, to exceed 60.0%;

(d)       Permit Minimum Book Value, as of the last day of any fiscal quarter, to be less than the sum of (i) $2,000,000,000, plus (ii) 50% of the net issuance proceeds of all Equity Offerings from and after January 28, 2011 (excluding the amount of Exchange Proceeds);

(e)       Permit the Interest Coverage Ratio, as of the last day of any fiscal quarter, to be less than 2.00 to 1.00;

(f)        Permit the Unsecured Leverage Ratio, as of the last day of any fiscal quarter, to exceed 60.0%; and

(g)       Permit the Unsecured Debt Yield to be less than 11.00% as of June 30, 2011 and 12.00% at all times thereafter, in each case, as of the last day of any fiscal quarter.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)        Non-Payment.  The Borrowers fail to pay (i) when and as required to be paid herein any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan, or any other amount payable hereunder or under any other Loan Document; or

(b)        Specific Covenants.  The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Article VII; or

(c)        Other Defaults.  Any Borrower or Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 Business Days following written notice by Administrative Agent or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as such Borrower or such Subsidiary continues to diligently pursue cure of such Default but not in any event in excess of 60 Business Days; or

(d)        Representations and Warranties.  Any representation or warranty of Borrowers or any of their respective Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrowers or any of their respective Subsidiaries pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

(e)        Cross-Default.  Any Borrower or any of their respective Subsidiaries (i) fails to pay (A) the principal, or any principal installment, of (1) any Indebtedness (other than Non-Recourse Debt) of $50,000,000 or more or (2) any Non-Recourse Debt individually or in the aggregate of $150,000,000 or more, (B) any guaranty of Indebtedness (other than Non-Recourse Debt) of $50,000,000 or more or (C) any guaranty of Non-Recourse Debt individually or in the aggregate of $150,000,000 or more, on its part to be paid, in each case when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any Indebtedness (other than Non-Recourse Debt) of $50,000,000 or more, or of any guaranty of Indebtedness (other than Non-Recourse Debt) of $50,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrowers or any such Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (provided, that for the purpose of this clause (e), the principal amount of Indebtedness consisting of a Swap Contract shall be the amount which is then payable by the counterparty to close out the Swap Contract); or

(f)        Insolvency Proceedings, Etc.  Any Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                               Inability to Pay Debts; Attachment.  (i) Any Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                               Judgments.  There is entered against any Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                   ERISA.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers or their Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 5% of the combined total assets of such Borrowers or Subsidiaries as of the most recent fiscal quarter, or (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 5% of the combined total assets of such Borrowers or Subsidiaries as of the most recent fiscal quarter; or

(j)                                   Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or relating to the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower contests in any manner the validity or enforceability of any provision of any Loan Document; or any Borrower denies that it has any liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                               Change of Control.  There occurs any Change of Control.

8.02                    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                               declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(b)                               exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any one or more of the Borrowers under the Bankruptcy Code of the United States, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.

8.03                    Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01                    Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Parent nor any other Borrower shall have rights as a third party beneficiary of any of such provisions.

9.02                    Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                    Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                    Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                    Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06                    Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  The Required Lenders may remove the Administrative Agent from its capacity as Administrative Agent in the event of the Administrative Agent’s willful misconduct or gross negligence.  Upon receipt of any such notice of resignation or the removal of the Administrative Agent as Administrative Agent hereunder, the Required Lenders shall have the right (with the consent of the Borrowers provided there does not exist an Event of Default at such time), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders (with the consent of the Borrowers provided there does not exist an Event of Default at such time) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Required Lenders remove the Administrative Agent hereunder, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07                    Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                    No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Syndication Agents, Documentation Agents or Arrangers named on the cover page hereof or any additional titled agents which may be added thereto from time to time shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09                    Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, indemnification, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each

Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, indemnification, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10                    Collateral and Borrower Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion and the Administrative Agent hereby agrees:

(a)                               to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale not prohibited hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)                               to release a Borrower from liability for the Obligations in accordance with Section 10.20; and

(c)                              to release any Borrower (but not the Parent or the Operating Partnership) from its obligations under the Loan Documents pursuant to Section 10.23.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property.

9.11                    No Obligations of Borrowers.

Nothing contained in this Article IX shall be deemed to impose upon Borrowers any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrowers shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement.  Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrowers to the Administrative Agent for the account of the Lenders, Borrowers’ obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

ARTICLE X

MISCELLANEOUS

10.01            Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the written concurrence of the Required Lenders) and the Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                               waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)                               extend or increase the Commitment of any Lender without the written consent of such Lender (subject to Section 2.14);

(c)                               postpone any date fixed by this Agreement or any other Loan Document for any payment of principal or payment of interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (subject to Section 2.14);

(d)                               reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein);

(e)                               change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)                                 change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g)                               release the Parent or the Operating Partnership, as a Borrower hereunder or (except pursuant to Section 10.23) substantially all of the other Borrowers without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

10.02            Notices; Effectiveness; Electronic Communication.

(a)                               Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                   if to the Borrowers or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 and

(ii)                                if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been received upon the sender’s receipt of an acknowledgement from the intended recipient (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                               Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                               The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM

FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                               Change of Address, Etc.  Each of the Borrowers and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)                               Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers except to the extent resulting from the gross negligence or willful misconduct of Administrative Agent, any Lender or any Related Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03            No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04            Expenses; Indemnity; Damage Waiver.

(a)                               Costs and Expenses.  The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                               Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Borrower, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                               Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, and without limiting the obligation of the Borrowers to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                               Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent resulting from the gross negligence or willful misconduct of any Indemnitee.

(e)                               Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefore (accompanied by reasonable back-up documentation).

(f)                                 Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the passage of the Maturity Date and the repayment, satisfaction or discharge of all the other Obligations.

10.05            Payments Set Aside.

To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06            Successors and Assigns.

(a)                               Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement

(b)                               Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that any such assignment shall be subject to the following conditions:

(i)                                   Minimum Amounts.

(A)                           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                             Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                             the consent of the Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)                              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                            Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                               No Assignment to Certain Persons.  No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible

Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note, as applicable, to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                               Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of, and interest owing on, the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)                               Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)                               Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f)                                 Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                               Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07            Treatment of Certain Information; Confidentiality.

(a)                               Confidentiality.  Each Lender and the Administrative Agent (each, a “Lender Party”) hereby agrees for itself only that, except as specifically set forth herein, (i) such Lender Party shall not participate in or generate any press release or other release of information to the general public relating to the closing of the Loan without the prior written consent of the Borrowers, (ii) such Lender Party shall hold the Confidential Information in strict confidence in accordance with such Lender Party’s customary procedures to prevent the misuse or disclosure of confidential information of this nature and in accordance with safe and sound banking practices, (iii) such Lender Party shall use the Confidential Information solely for the purposes of underwriting the Loan or acquiring an interest therein, carrying out such Lender Party’s rights or obligations under this Agreement, in connection with the syndication of the Loan, the enforcement of the Loan Documents, or other internal examination, supervision or oversight of the transactions contemplated hereby as reasonably determined by such Lender Party, or as otherwise permitted by the terms of this Section 10.07 (collectively, “Permitted Purposes”), and (iv) not disclose the Confidential Information to any party, except as expressly authorized in this Agreement or with prior written consent of Borrowers.  Each Lender Party shall promptly notify Borrowers in the event that it becomes aware of any loss or unauthorized disclosure of any Confidential Information.

Each Lender Party shall not have any obligations under this Agreement with respect to a specific portion of the Confidential Information if such Lender Party can demonstrate that such Confidential Information (i) was publicly available at the time it was disclosed to such Lender Party, (ii) became publicly available subsequent to the time it was disclosed to such Lender Party, (iii) was in or comes into a Lender Party’s possession from a source not known to such Lender Party (after reasonable inquiry) to be in breach of an obligation of confidentiality owed to Borrowers in making such disclosure to such Lender Party, (iv) was in or comes into Lender Party’s possession free of any obligation of confidence owed to the Borrowers at the time it was disclosed to them, or (v) was developed by the employees or agents of the Lender Party without the use of the Confidential Information.

(b)                               Disclosures.  Any Lender Party or its legal counsel may disclose the Confidential Information (i) to Borrowers, other Lenders, the Administrative Agent or any of their respective legal counsel, (ii) to its auditors in connection with bank audits or regulatory officials having jurisdiction over such Lender Party, (iii) to its legal counsel who need to know the Confidential Information for the purposes of representing or advising the Lender Parties, (iv) with prior written notice to the Chief Executive Officer of the Parent, to its consultants, agents and advisors retained in good faith by such

Lender Party with a need to know such information in connection with a Permitted Purpose, (v) as required by Law or legal process (subject to the terms below), or in connection with any legal proceeding to which that Lender Party and any of Borrowers are adverse parties, (vi) to another potential Lender or participant in connection with a disposition or proposed disposition to that Person of all or part of that Lender Party’s interests hereunder or a participation interest in its Notes, and (vii) to its directors, officers, employees and affiliates that control, are controlled by, or are under common control with such Lender Party or its parent or otherwise within the corporate umbrella of such Lender Party who need to know the confidential information for purposes of underwriting the Loan or becoming a party to this Agreement, the syndication of the Loan, the administration, interpretation, performance or exercise of rights under the Loan Documents, the enforcement of the Loan Documents, or other internal supervision, examination or oversight of the transactions contemplated hereby as reasonably determined by such Lender Party, provided that any Person to whom any of the Confidential Information is disclosed is informed by such Lender Party of the strictly confidential nature of the Confidential Information, and such Persons described in clauses (b)(iv), (vi) and (vii) shall agree in writing to be bound by confidentiality restrictions at least as restrictive as those contained herein.  Notwithstanding the foregoing, a Lender Party may disclose Confidential Information to the extent such Lender Party is requested or required by any Law or any order of any court, governmental, regulatory or self-regulatory body or other legal process to make any disclosure of or about any of the Confidential Information.  In such event (except with respect to banking regulators or auditors), such Lender Party shall, if permitted by law, promptly notify Borrowers in writing so that Borrowers may seek an appropriate protective order or waive compliance with the provisions of this Agreement (provided that if a protective order or the receipt of a waiver hereunder has not been obtained, or if prior notice is not possible, and a Lender Party is, in the opinion of its counsel, compelled to disclose Confidential Information, such Lender Party may disclose that portion of the Confidential Information which its counsel advises it that such Lender Party is compelled to disclose, and provided further that in any event, such Lender Party will not oppose action by Borrowers to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.)  Each Lender Party shall be liable (but only to the extent it is finally determined to have breached the provisions of this Section 10.07(b)) for any actions by such Lender Party (but not any other Person) which are not in accordance with the provisions of this Section 10.07(b).

(c)                               No Rights in Confidential Information.  The Administrative Agent and each Lender recognizes and agrees that nothing contained in this Section 10.07 shall be construed as granting any property rights, by license or otherwise, to any Confidential Information (other than the Agreement or any amendments thereto or any related agreements), or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information (other than the Agreement or any amendments thereto or any related agreements).  No Lender Party shall make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any such Confidential Information; provided that the foregoing shall not limit or restrict in any way the creation, use or sale of banking or related services by any Lender Party.

(d)                               Survival.  All Confidential Information provided by or on behalf of Borrowers during the term of this Agreement or any predecessor agreements shall remain confidential indefinitely and shall continue to receive that level of confidential treatment customarily provided by commercial banks dealing with confidential information of their borrower customers, subject, however, to the specific exceptions to confidential treatment provided herein.  For a period of one year after the Termination Date, the affected Lender Party shall continue to make reasonable inquiry of any third party providing Confidential Information as to whether such third party is subject to an obligation of confidentiality owed to the Borrowers or their Subsidiaries and if such Lender Party obtains knowledge that such third party is violating a confidentiality agreement with Borrowers, such Lender Party shall treat the Confidential Information received from such third party as strictly confidential in accordance with the provisions of this Section 10.07.  For purposes of this Section 10.07(d), the Termination Date shall mean the earlier of the termination of this Agreement or, with respect to a specific Lender Party, the date such Person no longer holds an interest in the Loan.

(e)                               Injunctive Relief.  Each Lender Party hereby agrees that breach of this Section 10.07 will cause Borrowers irreparable damage for which recovery of damages would be inadequate, and that Borrowers shall therefore be entitled to obtain timely injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

(f)                                 No Fiduciary Duty.  Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrowers.

(g)                               Separate Action.  Borrowers covenant and agree not to, and hereby expressly waive any right to, raise as a defense, affirmative defense, set off, recoupment or otherwise against any Lender Party any claim arising from or relating to an alleged breach of this Section 10.07 in any action, claim or proceeding relating to a breach of the Loan Documents by Borrowers or other action to enforce or recover the Obligations, and covenant and agree that any claim against a Lender Party arising from or relating to an alleged breach of this Section 10.07 by a Lender Party shall only be asserted as an affirmative claim in a separate action against the applicable Lender Party.

10.08            Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09            Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10            Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. “pdf” via e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11            Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12            Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13            Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 10.01, (a) requires the consent of 100% of the Lenders and the consent of the Required Lenders has been obtained or (b) requires the consent of each Lender directly affected thereby, or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06 except as provided in this Section 10.13), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                               the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)                               such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.04, 3.05 and 10.04) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrowers (in the case of all other amounts);

(c)                               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                               such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14            Governing Law; Jurisdiction; Etc.

(a)                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)            SUBMISSION TO JURISDICTION.  THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                               WAIVER OF VENUE.  THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                               SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15            Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16            USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.  The Borrowers shall, following a request by the Administrative Agent or any Lender, promptly provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.”

10.17            Borrowers’ Obligations.

Each of the Borrowers represents, warrants, covenants and agrees as follows:

(a)                               Defenses.  The obligations pursuant to the Loan Documents shall not be affected by any of the following: (i) the bankruptcy, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Borrower; or (ii) the discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all liens and encumbrances or any or all obligations pursuant to the Loan Documents in any bankruptcy, insolvency, reorganization, or other legal proceeding or by law, ordinance, regulation, or rule (federal, state, or local).

(b)                               Rights of Administrative Agent.  Subject to receiving any required consents of the Required Lenders or all of the Lenders, as may be required pursuant to applicable provisions of this Agreement, the Administrative Agent on behalf of the Lenders, may do the following acts or omissions from time to time without notice to or consent of any Borrower and without receiving payment or other value, nor shall the following acts or omissions affect, delay or impair any of the obligations pursuant to the Loan Documents or any or all liens and encumbrances: (i) the Administrative Agent may obtain collateral or additional collateral; (ii) the Administrative Agent may substitute for any or all collateral regardless of whether the same type or greater or lesser value; (iii) the Administrative Agent may release any or all collateral; (iv) the Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any rights or remedies of the Administrative Agent as to any or all collateral; (v) the

Administrative Agent may sell or otherwise dispose of any collateral in such manner or order as the Administrative Agent determines in accordance with the Loan Documents; (vi) the Administrative Agent may fail to perfect, fail to protect the priority of, and fail to ensure any or all liens or encumbrances; (vii) the Administrative Agent may fail to inspect, insure, maintain, preserve or protect any or all collateral; (viii) the Administrative Agent may obtain additional obligors for any or all obligations pursuant to the Loan Documents; (ix) the Administrative Agent may increase or decrease any or all obligations or otherwise change terms of any or all obligations in accordance with the Loan Documents; (x) the Administrative Agent may release any Borrower; (xi) Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle or waive any obligations of any Borrower with the agreement of that Borrower; (xii) the Administrative Agent may make advances, or grant other financial accommodations to any Borrower; (xiii) the Administrative Agent may fail to file or pursue a claim in any bankruptcy, insolvency, reorganization or other proceeding as to any or all liens and encumbrances or any or all obligations; (xiv) the Administrative Agent may amend, modify, extend, renew, restate, supplement or terminate in whole or in part the obligation of any Borrower with the agreement of that Borrower; (xv) the Administrative Agent may take or fail to take any other action with respect to any Loan Document or any Borrower; and (xvi) the Administrative Agent may do any other acts or make any other omissions that result in the extinguishment of the obligation of any Borrower.

(c)                               Suretyship Waivers.  Each Borrower waives any and all rights and benefits under any statutes or rules now or hereafter in effect that purport to confer specific rights upon or make specific defenses or procedures available to each Borrower.

(d)                               Information.  Each Borrower represents and warrants to the Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of the Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to the Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.  Notwithstanding anything herein which may be construed to the contrary, the Administrative Agent shall have no obligation to provide to any Borrower any information concerning the performance of any other Borrower, the obligations pursuant to the Loan Documents, or the ability of any other Borrower to perform the obligations pursuant to the Loan Documents or any other matter, regardless of what information Administrative Agent may from time to time have.

(e)                               Waivers.  Each Borrower waives, until payment in full of the Obligations, any and all present and future claims, remedies and rights against any other Borrower, any collateral and any other property, interest in property or rights to property of any other Borrower (A) arising from any performance hereunder, (B) arising from any application of any collateral, or any other property, interest in property or rights to property of any Borrower, or (C) otherwise arising in respect of the Loan Documents, regardless of whether such claims, remedies and rights arise under any present or future agreement, document or instrument or are provided by any law, ordinance, regulation or rule (federal, state or local) (including, without limitation, any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation and any and all rights to participate in the rights and remedies of Lenders against any Borrower).

(f)                                 Joint and Several Liability of Borrowers.

(i)                                   Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(ii)                                Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 10.17), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(iii)                             If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(iv)                            The Obligations of each Borrower under the provisions of this Section 10.17 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(v)                               Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or Lenders, or any of them, under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or Lenders, or any of them, at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or Lenders, or any of them, in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or Lenders, or any of them, with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.17 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 10.17, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this Section 10.17 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 10.17 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Administrative Agent or Lenders, or any of them.  The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Administrative Agent or Lenders, or any of them.

(vi)                            The provisions of this Section 10.17 are made for the benefit of the Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, or any Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 10.17 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 10.17 will forthwith be reinstated in effect, as though such payment had not been made.

(vii)                         Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or any Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against the other Borrowers with respect to any payments to the Administrative Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, including without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrowers therefor.

(viii)                      Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

(iv)                            Each Borrower hereby appoints the Parent to act as its agent for all purposes under this agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and agrees that (a) the Parent may execute such documents on behalf of the Borrowers as the Parent deems appropriate in its sole discretion and the Borrowers shall be obligated by all of the terms of any such document executed on their behalf, (b) any notice or communication delivered by the Administrative Agent or any Lender to the Parent shall be deemed delivered to each Borrower and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Parent on behalf of the Borrowers.

10.18            ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.19            Hazardous Material Indemnity.

Each of Borrowers hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys’ fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrowers or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrowers or any predecessor in title or any employees, agents, contractors or subcontractors of Borrowers or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property.  The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders.  Borrowers hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrowers under this Section shall be unlimited corporate obligations of Borrowers and shall not be secured by any Lien on any Real Property.  Any obligation or liability of Borrowers to any Indemnitee under this Section 10.19 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

10.20            Release of a Borrower.

(a)                               Notwithstanding anything to the contrary contained in this Agreement, Parent may sell, assign, transfer or dispose of its interest in another Borrower (other than the Operating Partnership) that is a Subsidiary of Parent; provided, that, on or before the closing of such sale, assignment, transfer or other disposition the Parent shall have delivered to the Administrative Agent a certification, together with such other evidence as Administrative Agent may require, that the Borrowers will be in compliance with all terms of this Agreement after giving effect to such sale, assignment, transfer or other disposition.  Administrative Agent shall promptly notify the Lenders of any such sale, assignment, transfer or other disposition permitted hereunder.

(b)                               If the Borrowers withdraw a Qualified Asset Pool Property and after giving effect to such withdrawal, a Borrower (other than the Parent or the Operating Partnership) no longer owns any Real Property that is to be deemed a Qualified Asset Pool Property by the Borrowers in accordance with this Agreement, the Borrowers may request that such Borrower be released from its obligations under the Loan Documents.

(c)                               Upon a sale in accordance with clause (a) above or a request in accordance with clause (b) above, the Administrative Agent shall, at the expense of the Borrowers, take such action as reasonably appropriate to effect such release; provided that the Parent shall deliver an updated Compliance Certificate taking into account the effect of such release.

(d)                               The provisions of this Section 10.20 shall supersede any contrary provisions contained in Section 10.17.

10.21            No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Arrangers and each Lender, each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, the Arrangers nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Arrangers or any Lender has advised or is currently advising the Borrowers or any of their respective Affiliates on other matters) and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Borrowers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty arising out of the transactions contemplated hereby.

10.22            [Reserved].

10.23            Release of Borrowers; Certain Exempt Subsidiaries.

Within five (5) Business Days following the written request by a Responsible Officer of the Parent, the Administrative Agent, on behalf of the Lenders, shall release any Borrower (other than the Parent and the Operating Partnership) from its obligations under this Agreement and each other Loan Document so long as: (a) there is no Event of Default existing under this Agreement either at the time of such request or at the time such Borrower is released; (b)  the Parent shall have received and have in effect at such time an Investment Grade Rating; and (c) a Responsible Officer of the Parent delivers to Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent stating that such Borrower requested to be released is either being released from its obligation under any Senior Financing Transaction or is not required to provide a guaranty with respect to any Senior Financing Transaction to which the Parent is a party or to which it is simultaneously (or substantially simultaneously) entering into (collectively, clauses (a), (b) and (c) shall be considered a “Release Event”).

In addition, following a Release Event, a Subsidiary shall not be required to become a Borrower hereunder if such Subsidiary is otherwise not required by the terms of any Senior Financing Transaction to become a guarantor or borrower of any of the obligations under such Senior Financing Transaction.

The provisions of this Section 10.23 shall supersede any contrary provisions contained in Section 10.17.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

By:	ARE-QRS Corp., a Maryland corporation,
general partner

	By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-QRS CORP., a Maryland corporation

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE ACQUISITIONS, LLC, a Delaware limited liability company

By: ARE-QRS Corp., a Maryland corporation,
managing member

	By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

123 AUCTION, LLC
ARE-11025/11075 ROSELLE STREET, LLC
ARE-377 PLANTATION STREET, LLC
ARE-6166 NANCY RIDGE, LLC
ARE-EAST RIVER SCIENCE PARK, LLC
ARE-EASTLAKE AVENUE NO. 3, LLC
ARE-MA REGION NO. 13, LLC
ARE-MA REGION NO. 14, LLC
ARE-MA REGION NO. 16, LLC
ARE-MA REGION NO. 18, LLC
ARE-MA REGION NO. 19, LLC
ARE-MA REGION NO. 20, LLC
ARE-MA REGION NO. 21, LLC
ARE-MA REGION NO. 23, LLC
ARE-MA REGION NO. 25, LLC
ARE-MA REGION NO. 26, LLC
ARE-MA REGION NO. 28, LLC
ARE-MA REGION NO. 30, LLC
ARE-MA REGION NO. 32, LLC
ARE-MA REGION NO. 33 LLC
ARE-MA REGION NO. 34, LLC
ARE-MA REGION NO. 35, LLC
ARE-MA REGION NO. 36, LLC
ARE-MA REGION NO. 38, LLC
ARE-MA REGION NO. 39, LLC
ARE-MA REGION NO. 40, LLC
ARE-MA REGION NO. 43, LLC
ARE-MA REGION NO. 45, LLC
ARE-MA REGION NO. 47, LLC
ARE-MARYLAND NO. 23, LLC
ARE-MARYLAND NO. 38, LLC
ARE-MD NO. 1, LLC
ARE-NC REGION NO. 6, LLC
ARE-NC REGION NO. 7, LLC
ARE-NC REGION NO. 9, LLC
ARE-NC REGION NO. 11, LLC
ARE-PA REGION NO. 6, LLC
ARE-PA REGION NO. 7, LLC
ARE-PASADENA NO. 3, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:	/s/ Eric S. Johnson
Name:	Eric S. Johnson
Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-SAN FRANCISCO NO. 12, LLC
ARE-SAN FRANCISCO NO. 15, LLC
ARE-SAN FRANCISCO NO. 18, LLC
ARE-SAN FRANCISCO NO. 19, LLC
ARE-SAN FRANCISCO NO. 25, LLC
ARE-SAN FRANCISCO NO. 26, LLC
ARE-SAN FRANCISCO NO. 29, LLC
ARE-SAN FRANCISCO NO. 33, LLC
ARE-SAN FRANCISCO NO. 41, LLC
ARE-SAN FRANCISCO NO. 42, LLC
ARE-SAN FRANCISCO NO. 43, LLC
ARE-SD REGION NO. 17, LLC
ARE-SD REGION NO. 18, LLC
ARE-SD REGION NO. 23, LLC
ARE-SD REGION NO. 24, LLC
ARE-SD REGION NO. 25, LLC
ARE-SD REGION NO. 28, LLC
ARE-SD REGION NO. 29, LLC
ARE-SD REGION NO. 32, LLC
ARE-SD REGION NO. 33, LLC
ARE-SD REGION NO. 34, LLC
ARE-SEATTLE NO. 10, LLC
ARE-SEATTLE NO. 11, LLC
ARE-SEATTLE NO. 12, LLC
ARE-SEATTLE NO. 14, LLC
ARE-SEATTLE NO. 15, LLC
ARE-SEATTLE NO. 16, LLC
ARE-SEATTLE NO. 17, LLC
ARE-SEATTLE NO. 20, LLC
ARE-SEATTLE NO. 22, LLC
ARE-SEATTLE NO. 23, LLC
ARE-SEATTLE NO. 24, LLC
ARE-SEATTLE NO. 25, LLC
ARE-SEATTLE NO. 27, LLC
ARE-SORRENTO VIEW, LLC
ARE-TECHNOLOGY CENTER SSF, LLC
GDD INDUSTRIES, LLC
GULL AVENUE, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:	/s/ Eric S. Johnson
Name:	Eric S. Johnson
Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

JBC ENDEAVORS, LLC
JC TWINS, LLC
JP HOSPITALITY, LLC
JSW INDUSTRIES, LLC
JSW PROPERTIES, LLC
LMC STORAGE, LLC
ORANGE COAST, LLC
SAR ENTERPRISES, LLC
ARE-100/800/801 CAPITOLA, LLC
ARE-10505 ROSELLE STREET, LLC
ARE-108 ALEXANDER ROAD, LLC
ARE-129/153/161 HILL STREET, LLC
ARE-14 FIRSTFIELD ROAD, LLC
ARE-150/154 TECHNOLOGY PARKWAY, LLC
ARE-19 FIRSTFIELD ROAD, LLC
ARE-2425/2400/2450 GARCIA BAYSHORE, LLC
ARE-2625/2627/2631 HANOVER, LLC
ARE-279 PRINCETON ROAD, LLC
ARE-3770 TANSY STREET, LLC
ARE-480 ARSENAL STREET, LLC
ARE-5 TRIANGLE DRIVE, LLC
ARE-500 ARSENAL STREET, LLC
ARE-6146 NANCY RIDGE, LLC
ARE-700/730 SOUTH RAYMOND, LLC
ARE-7030 KIT CREEK, LLC
ARE-770/784/790 MEMORIAL DRIVE, LLC
ARE-819/863 MITTEN ROAD, LLC
ARE-EAST JAMIE COURT, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:	/s/ Eric S. Johnson
Name:	Eric S. Johnson
Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-10933 NORTH TORREY PINES, LLC
ARE-3535/3565 GENERAL ATOMICS COURT, LLC, each a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation, managing member

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-JOHN HOPKINS COURT, LLC,
each a Delaware limited liability company

By: ARE-QRS Corp., a Maryland corporation, managing member

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-381 PLANTATION STREET, LLC
ARE-60 WESTVIEW, LLC
ARE-ONE INNOVATION DRIVE, LLC,
each a Delaware limited liability company

By: AREE-Holdings, L.P., a Delaware limited partnership, managing member

By: ARE-GP Holdings QRS Corp., a Delaware corporation, general partner

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-WESTERN NEWBROOK, LLC,
a Delaware limited liability company

By: AREE-Holdings II, L.P., a Delaware limited partnership, managing member

By: ARE-GP/II Holdings QRS Corp., a Delaware corporation, general partner

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company

By: ARE-GP/VI Holdings QRS Corp., a Delaware corporation, managing member

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-BELMONT, LLC,
a Delaware limited liability company

By: ARE-BELMONT MM, LLC, a Delaware limited liability company, managing member

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

	By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By: ARE-GP 708 Quince Orchard QRS Corp., a Maryland corporation, managing member

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-MA REGION NO. 9, LLC,
a Delaware limited liability company

By: ARE-MA REGION NO. 9 MM, LLC, a Delaware limited liability company, manager

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, as general partner

	By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-VIRGINIA NO. 2, LLC,
a Delaware limited liability company

By: ARE-Virginia No. 2 Member, LLC, a Delaware limited liability company, manager

By: Alexandria Real Estate Equities, Inc., a Maryland corporation, sole member

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-702 ELECTRONIC DRIVE, L.P
ARE-PA REGION NO. 3, L.P.
ARE-PA REGION NO. 4, L.P.,
each a Delaware limited partnership

By: AREE-Holdings, L.P., a Delaware limited partnership, general partner

By: ARE-GP Holdings QRS Corp., a Delaware corporation, general partner

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

ARE-MARYLAND NO. 25, LLC
ARE-MARYLAND NO. 26, LLC
ARE-MARYLAND NO. 27, LLC
ARE-MARYLAND NO. 31, LLC
ARE-MARYLAND NO. 32, LLC,
each a Maryland limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-MARYLAND NO. 30, LLC,
a Maryland limited liability company

By: ARE-Maryland No. 29, LLC, a Delaware limited liability company, sole member

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

	By:	/s/ Eric S. Johnson
		Name:	Eric S. Johnson
		Title:	Vice President

ARE-5 RESEARCH PLACE, LLC,
a Maryland limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, manager

By: ARE-QRS Corp., a Maryland corporation, general partner

	By:	/s/ Eric S. Johnson
		Name:	Eric S. Johnson
		Title:	Vice President

ARE-MARYLAND NO. 7 CORP.
ARE-MARYLAND NO. 8 CORP.
ARE-25/35/45 W. WATKINS CORP.,
each a Maryland corporation

By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-BC NO. 1 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of ARE-BC NO. 1 TRUST

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Assistant Vice President

A.R.E. QUEBEC NO. 1 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of A.R.E. QUEBEC NO. 1 TRUST

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Assistant Vice President

A.R.E. QUEBEC NO. 2 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of A.R.E. QUEBEC NO. 2 TRUST

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Assistant Vice President

ARE-BC NO. 2 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of
ARE-BC NO. 2 TRUST

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Assistant Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ARE-BJ NO. 1 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of
ARE-BJ NO. 1 TRUST

By:	/s/ Erwin M. Soriano
Name: Erwin M. Soriano
Title: Assistant Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

CITIBANK, N.A.,
as Lender and Administrative Agent

By:	/s/ John Rowland
Name: John Rowland
Title: Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

ROYAL BANK OF CANADA,
as Lender

By:	/s/ G. David Cole
Name: G. David Cole
Title:

AMENDED AND RESTATED TERM LOAN AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC,
as Lender

By:	RBS Securities Inc., as agent

	By:	/s/ Brett Thompson
Name: Brett Thompson
Title: Senior Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

THE ROYAL BANK OF SCOTLAND FINANCE
(IRELAND), as Lender

By:	/s/ Len O’Connell
Name: Len O’Connell
Title: Director

By:	/s/ Muiris O’Dwyer
Name: Muiris O’Dwyer
Title: Director

AMENDED AND RESTATED TERM LOAN AGREEMENT

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Christopher Usas
Name: Christopher Usas
Title: Director

AMENDED AND RESTATED TERM LOAN AGREEMENT

COMPASS BANK,
as Lender

By:	/s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

AMENDED AND RESTATED TERM LOAN AGREEMENT

SCHEDULE 1.01

The existence of the consent rights of the Massachusetts Institute of Technology with respect to (a) leases over 150,000 square feet, (b) alteration of the Real Property affecting more than 150,000 square feet and having an expense of $20,000,000 or more in any single project, (c) leverage exceeding 80% of loan to value with respect to such Real Property, (d) transactions with any affiliate of the Parent, (e) acquisition of assets other than such Real Property and related items of property and (f) changing the purpose of the company.

Schedule 1.01

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage	Lending Office Address

Citibank, N.A.	$210,940,000	28.13%

1615 Brett Road, OPS III

New Castle, Delaware 19720

Attn: Ralph Townley

Telephone: (302) 323-2471

Facsimile: (212) 994-0961

Email: ralph.townley@citi.com

Email address for notices: glagentofficeops@citigroup.com

Royal Bank of Canada	$168,750,000	22.50%	200 Vesey Street New York, NY 10281 Attn: GLA Administrator Telephone: (212) 428-6369 Fascimile: (212) 428-2372

The Royal Bank of Scotland PLC	$118,750,000	15.83%	600 Washington Boulevard Stamford, CT 06901 Attn: Richard Coley Telephone: (203) 897-7661 Facsimile: (203) 873-5019 Email: Richard.coley@rbs.com

The Royal Bank of Scotland Finance (Ireland)	$50,000,000	6.67%	3rd Floor, Ulster Bank Group Centre Georges Quay, Dublin 2, Ireland Attn: Ruairi Neville Telephone: 00-353-1-643-1787 Fascimile: 00-353-1-643-1672 Email: Ruairi.neville@ulsterbankcm.com

The Bank of Nova Scotia	$126,560,000	16.87%	40 King Street West Toronto, Ontario M5W 2X6, Canada Attn: Christopher Usas Telephone: (416) 933-2345 Fascimile: (212) 225-5709 Email: Christopher_usas@scotiacapital.com

Compass Bank	$75,000,000	10.0%	24 Greenway Plaza, Suite 1400 B Houston, Texas 77046 Attn: Brian Tuerff Telephone: 713-968-8234 Fascimile: 205-524-0385 Email: houstonlargecorpsyndications@ bbvacompass.com

TOTAL:	$750,000,000	100%

Schedule 2.01

SCHEDULE 5.18

See Attached

Schedule 5.18

SCHEDULE 10.02

Administrative Agent’s Office; Certain Addresses for Notices

To the Administrative Agent:

Citibank, N.A.

1615 Brett Road, OPS III

New Castle, Delaware 19720

Attn:  Ralph Townley

Telephone:  (302) 323-2471

Facsimile:  (212) 994-0961

Email: ralph.townley@citi.com

Email address for notices: glagentofficeops@citigroup.com

To Borrowers:

Alexandria Real Estate Equities, Inc.

385 E. Colorado Boulevard, Suite 299

Pasadena, California 91101
Attn: Dean A. Shigenaga, Chief Financial Officer
Telephone:  (626) 578-0777
Facsimile:  (626) 578-0770
Email:  dshigenaga@labspace.com

Schedule 10.02

EXHIBIT A

FORM OF LOAN NOTICE

Date: ____________ _____

To:       Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of June 30, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexandria Real Estate Equities, Inc., a Maryland corporation (“Parent”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), and ARE-QRS Corp., a Maryland corporation (“QRS”) (Parent, Operating Partnership, and QRS, together with the other borrowers set forth on the signature pages of the Agreement and each other Subsidiary of Parent which becomes a party to the Agreement as a borrower from time to time are collectively referred to as the “Borrowers”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.

The undersigned, for itself or for another Borrower, hereby requests (select one):

☐ A Borrowing of Loans                                         ☐   A conversion or continuation of Loans

1.            On _________________________________ (a Business Day).

2.            In the principal amount of $_____________.

3.            Type of Loan requested to be borrowed or to which existing Loans are to be continued or converted:

☐         Base Rate Loan

☐         For Eurodollar Rate Loans: with an Interest Period of ____ month(s)1.

After giving effect to the Borrowing, if any, requested herein, the aggregate outstanding principal amount of all Loans shall not exceed the Aggregate Commitments.

1  One, two, three or six months

ALEXANDRIA REAL ESTATE EQUITIES, INC., a
Maryland corporation

By:
Name:
Title:

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF NOTE

New York, New York	$________________
June 30, 2011

FOR VALUE RECEIVED, the undersigned (the “Borrowers”) hereby promise to pay to                                              (or its registered assigns) (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of ________________ Dollars ($__________) made by the Lender to the Borrowers under that certain Amended and Restated Term Loan Agreement, dated as of June 30, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.

The Borrowers promise to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand in accordance with the terms of the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This  Note is one of the  Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this  Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement.

The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name: Eric S. Johnson
Title: Vice President

ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
Delaware limited partnership

By: ARE-QRS Corp., a Maryland corporation,
general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-QRS CORP., a Maryland corporation

By:
Name: Eric S. Johnson
Title: Vice President

ARE ACQUISITIONS, LLC, a Delaware limited
liability company

By: ARE-QRS Corp., a Maryland corporation,
managing member

By:
Name: Eric S. Johnson
Title: Vice President

123 AUCTION, LLC
ARE-11025/11075 ROSELLE STREET, LLC
ARE-377 PLANTATION STREET, LLC
ARE-6166 NANCY RIDGE, LLC
ARE-EAST RIVER SCIENCE PARK, LLC
ARE-EASTLAKE AVENUE NO. 3, LLC
ARE-MA REGION NO. 13, LLC
ARE-MA REGION NO. 14, LLC
ARE-MA REGION NO. 16, LLC
ARE-MA REGION NO. 18, LLC
ARE-MA REGION NO. 19, LLC
ARE-MA REGION NO. 20, LLC
ARE-MA REGION NO. 21, LLC
ARE-MA REGION NO. 23, LLC
ARE-MA REGION NO. 25, LLC
ARE-MA REGION NO. 26, LLC
ARE-MA REGION NO. 28, LLC
ARE-MA REGION NO. 30, LLC
ARE-MA REGION NO. 32, LLC
ARE-MA REGION NO. 33 LLC
ARE-MA REGION NO. 34, LLC
ARE-MA REGION NO. 35, LLC
ARE-MA REGION NO. 36, LLC
ARE-MA REGION NO. 38, LLC
ARE-MA REGION NO. 39, LLC
ARE-MA REGION NO. 40, LLC
ARE-MA REGION NO. 43, LLC
ARE-MA REGION NO. 45, LLC
ARE-MA REGION NO. 47, LLC
ARE-MARYLAND NO. 23, LLC
ARE-MARYLAND NO. 38, LLC
ARE-MD NO. 1, LLC
ARE-NC REGION NO. 6, LLC
ARE-NC REGION NO. 7, LLC
ARE-NC REGION NO. 9, LLC
ARE-NC REGION NO. 11, LLC
ARE-PA REGION NO. 6, LLC
ARE-PA REGION NO. 7, LLC
ARE-PASADENA NO. 3, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware
limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation,
general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-SAN FRANCISCO NO. 12, LLC
ARE-SAN FRANCISCO NO. 15, LLC
ARE-SAN FRANCISCO NO. 18, LLC
ARE-SAN FRANCISCO NO. 19, LLC
ARE-SAN FRANCISCO NO. 25, LLC
ARE-SAN FRANCISCO NO. 26, LLC
ARE-SAN FRANCISCO NO. 29, LLC
ARE-SAN FRANCISCO NO. 33, LLC
ARE-SAN FRANCISCO NO. 41, LLC
ARE-SAN FRANCISCO NO. 42, LLC
ARE-SAN FRANCISCO NO. 43, LLC
ARE-SD REGION NO. 17, LLC
ARE-SD REGION NO. 18, LLC
ARE-SD REGION NO. 23, LLC
ARE-SD REGION NO. 24, LLC
ARE-SD REGION NO. 25, LLC
ARE-SD REGION NO. 28, LLC
ARE-SD REGION NO. 29, LLC
ARE-SD REGION NO. 32, LLC
ARE-SD REGION NO. 33, LLC
ARE-SD REGION NO. 34, LLC
ARE-SEATTLE NO. 10, LLC
ARE-SEATTLE NO. 11, LLC
ARE-SEATTLE NO. 12, LLC
ARE-SEATTLE NO. 14, LLC
ARE-SEATTLE NO. 15, LLC
ARE-SEATTLE NO. 16, LLC
ARE-SEATTLE NO. 17, LLC
ARE-SEATTLE NO. 20, LLC
ARE-SEATTLE NO. 22, LLC
ARE-SEATTLE NO. 23, LLC
ARE-SEATTLE NO. 24, LLC
ARE-SEATTLE NO. 25, LLC
ARE-SEATTLE NO. 27, LLC
ARE-SORRENTO VIEW, LLC
ARE-TECHNOLOGY CENTER SSF, LLC
GDD INDUSTRIES, LLC
GULL AVENUE, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:
Name: Eric S. Johnson
Title: Vice President

JBC ENDEAVORS, LLC
JC TWINS, LLC
JP HOSPITALITY, LLC
JSW INDUSTRIES, LLC
JSW PROPERTIES, LLC
LMC STORAGE, LLC
ORANGE COAST, LLC
SAR ENTERPRISES, LLC
ARE-100/800/801 CAPITOLA, LLC
ARE-10505 ROSELLE STREET, LLC
ARE-108 ALEXANDER ROAD, LLC
ARE-129/153/161 HILL STREET, LLC
ARE-14 FIRSTFIELD ROAD, LLC
ARE-150/154 TECHNOLOGY PARKWAY, LLC
ARE-19 FIRSTFIELD ROAD, LLC
ARE-2425/2400/2450 GARCIA BAYSHORE, LLC
ARE-2625/2627/2631 HANOVER, LLC
ARE-279 PRINCETON ROAD, LLC
ARE-3770 TANSY STREET, LLC
ARE-480 ARSENAL STREET, LLC
ARE-5 TRIANGLE DRIVE, LLC
ARE-500 ARSENAL STREET, LLC
ARE-6146 NANCY RIDGE, LLC
ARE-700/730 SOUTH RAYMOND, LLC
ARE-7030 KIT CREEK, LLC
ARE-770/784/790 MEMORIAL DRIVE, LLC
ARE-819/863 MITTEN ROAD, LLC
ARE-EAST JAMIE COURT, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-10933 NORTH TORREY PINES, LLC
ARE-3535/3565 GENERAL ATOMICS COURT, LLC, each a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland
corporation, managing member

By:
Name: Eric S. Johnson
Title: Vice President

ARE-JOHN HOPKINS COURT, LLC,
each a Delaware limited liability company

By: ARE-QRS Corp., a Maryland corporation,
managing member

By:
Name: Eric S. Johnson
Title: Vice President

ARE-381 PLANTATION STREET, LLC
ARE-60 WESTVIEW, LLC
ARE-ONE INNOVATION DRIVE, LLC,
each a Delaware limited liability company

By: AREE-Holdings, L.P., a Delaware limited partnership, managing member

By: ARE-GP Holdings QRS Corp., a Delaware
corporation, general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-WESTERN NEWBROOK, LLC,
a Delaware limited liability company

By: AREE-Holdings II, L.P., a Delaware limited partnership, managing member

By: ARE-GP/II Holdings QRS Corp., a Delaware corporation, general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company

By: ARE-GP/VI Holdings QRS Corp., a Delaware corporation, managing member

By:
Name: Eric S. Johnson
Title: Vice President

ARE-BELMONT, LLC,
a Delaware limited liability company

By: ARE-BELMONT MM, LLC, a Delaware limited liability company, managing member

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By: ARE-GP 708 Quince Orchard QRS Corp., a Maryland corporation, managing member

By:
Name: Eric S. Johnson
Title: Vice President

ARE-MA REGION NO. 9, LLC,
a Delaware limited liability company

By: ARE-MA REGION NO. 9 MM, LLC, a Delaware limited liability company, manager

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, as general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-VIRGINIA NO. 2, LLC,
a Delaware limited liability company

By: ARE-Virginia No. 2 Member, LLC, a Delaware limited liability company, manager

By: Alexandria Real Estate Equities, Inc., a Maryland corporation, sole member

By:
Name: Eric S. Johnson
Title: Vice President

ARE-702 ELECTRONIC DRIVE, L.P
ARE-PA REGION NO. 3, L.P.
ARE-PA REGION NO. 4, L.P.,
each a Delaware limited partnership

By: AREE-Holdings, L.P., a Delaware limited partnership, general partner

By: ARE-GP Holdings QRS Corp., a Delaware corporation, general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-MARYLAND NO. 25, LLC
ARE-MARYLAND NO. 26, LLC
ARE-MARYLAND NO. 27, LLC
ARE-MARYLAND NO. 31, LLC
ARE-MARYLAND NO. 32, LLC,
each a Maryland limited liability company

By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, sole member

By: ARE-QRS Corp., a Maryland corporation, general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-MARYLAND NO. 30, LLC,
a Maryland limited liability company

By:	ARE-Maryland No. 29, LLC, a Delaware limited
liability company, sole member

	By:	Alexandria Real Estate Equities, L.P., a
Delaware limited partnership, sole member

		By:	ARE-QRS Corp., a Maryland corporation,
general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-5 RESEARCH PLACE, LLC,
a Maryland limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware
limited partnership, manager

	By:	ARE-QRS Corp., a Maryland corporation,
general partner

By:
Name: Eric S. Johnson
Title: Vice President

ARE-MARYLAND NO. 7 CORP.
ARE-MARYLAND NO. 8 CORP.
ARE-25/35/45 W. WATKINS CORP.,
each a Maryland corporation

By:
Name: Eric S. Johnson
Title: Vice President

ARE-BC NO. 1 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of ARE-BC NO. 1 TRUST

By:
Name:
Title:

A.R.E. QUEBEC NO. 1 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of A.R.E. QUEBEC NO. 1 TRUST

By:
Name:
Title:

A.R.E. QUEBEC NO. 2 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of A.R.E. QUEBEC NO. 2 TRUST

By:
Name:
Title:

ARE-BC NO. 2 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of ARE-BC NO. 2 TRUST

By:
Name:
Title:

ARE-BJ NO. 1 TRUST,
a Delaware common law trust

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of ARE-BJ NO. 1 TRUST

By:
Name:
Title:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

_______________________

To:       Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of June 30, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexandria Real Estate Equities, Inc., a Maryland corporation (“Parent”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), ARE-QRS Corp., a Maryland corporation (“QRS”), the other borrowers set forth on the signature pages of the Agreement and each other Subsidiary of Parent which becomes a party to the Agreement as a borrower (collectively, together with Parent, Operating Partnership and QRS, the “Borrowers”); each lender from time to time party to the Agreement (collectively, the “Lenders” and individually, a “Lender”); and Citibank, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of Parent, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Parent ended as of [_______] (the “Statement Date”), together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraphs for fiscal quarter-end financial statements]

1.         Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Parent ended as of [_______] (the “Statement Date”). Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions of the Borrowers during the accounting period covered by the attached financial statements.

3.         The Borrowers are providing the information set forth in Schedule 2 attached hereto to demonstrate compliance as of the Statement Date with the covenants described in Sections 6.11, 7.02, 7.04 and 7.09 of the Agreement.  The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the Statement Date.

4.         As of the date hereof, Parent’s Debt Rating (if any) is ________.

5.         Attached hereto on Schedule 3 are the operating statements setting forth the NOI for each of the Qualified Revenue-Producing Properties for the fiscal quarter ending on the Statement Date (or such shorter period that such statements are available for).  The undersigned hereby certifies that such operating statements are true and correct.

6.         A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, no Default or Event of Default exists.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

7.         [Except as set forth below, the][The] representations and warranties of the Borrowers contained in Article V of the Agreement, and any representations and warranties of any Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects only as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of               ,                   .

ALEXANDRIA REAL ESTATE EQUITIES, INC., a
Maryland corporation

By:
Name:
Title:

For the Quarter/Year ended                                              (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.09(a) — Fixed Charge Coverage Ratio.

	A.	Adjusted EBITDA for the four quarter period ended on Statement Date:	$__________

	B.	Debt Service of the Parent and its Subsidiaries for the four quarter period ended on Statement Date:	$__________

	C.	Preferred Distributions (other than redemptions) of Parent and its Subsidiaries during the four quarter period ended on Statement Date:	$__________

	D.	Line I.B. + Line I.C.:	$__________

	E.	Fixed Charge Coverage Ratio (Line I.A. ÷ Line I.D.):	____ to 1.00

	F.	Compliance Ratio:	>1.50:1.00

	G.	Covenant Compliance:	Yes __ No __

II.	Section 7.09(b) — Secured Debt Ratio.

	A.	Secured Debt of Parent and its Subsidiaries, other than the Obligations, at Statement Date:	$__________

	B.	Adjusted Tangible Assets of Parent and its Subsidiaries at Statement Date:	$__________

	C.	Secured Debt to Adjusted Tangible Assets (Line II.A. ÷ Line II.B):	____ to 1.00

	D.	Compliance Ratio:	<40.0%

	E.	Covenant Compliance:	Yes __ No __

III.	Section 7.09(c) — Leverage Ratio.

	A.	Total Indebtedness of Parent and Subsidiaries at Statement Date:	$__________

	B.	Unrestricted Cash of Parent and Subsidiaries at Statement Date:	$__________

	C.	Adjusted Tangible Assets of Parent and its Subsidiaries at Statement Date:	$__________

	D.	Leverage Ratio ((Line III.A. – Line III.B) ÷ Line III.C.):	_____to 1.00

	E.	Compliance Ratio:	<60.0%

	F.	Covenant Compliance:	Yes __ No __

IV.	Section 7.09(d) — Minimum Book Value.

	A.	$2,000,000,000	$__________

	B.	50% of net issuance proceeds at Statement Date of all Equity Offerings from and after January 28, 2011 excluding Exchange Proceeds:	$__________

	C.	Sum of Line IV.A and IV.B:	$__________

	D.	Minimum Book Value at Statement Date:	$__________

	E.	Compliance Ratio:	Line IV.D > Line IV.C

	F.	Covenant Compliance:	Yes __ No __

V.	Section 7.09(e) — Interest Coverage Ratio.

	A.	Adjusted NOI from the Qualified Asset Pool Properties for the four quarter period ended on the Statement Date:	$__________

	B.	Aggregate Interest Charges for the four quarter period ended on the Statement Date in respect of the unsecured Indebtedness of the Parent and its Subsidiaries:	$__________

	C.	Line V.A ÷ Line V.B:	______:1.00

	D.	Minimum Coverage:	>2.00:1.00

	E.	Covenant Compliance:	Yes __ No __

VI.	Section 7.09(f) — Unsecured Leverage Ratio.

	A.	Total unsecured Indebtedness of Parent and Subsidiaries at Statement Date:	$__________

	B.	Unencumbered Asset Value of Parent and its Subsidiaries at Statement Date:	$__________

	C.	Value attributable to Qualified Land and Qualified Development Assets in excess of 35% of the Unencumbered Asset Value of Parent and its Subsidiaries at Statement Date:	$__________

D.

Value attributable to Qualified Revenue-Producing Properties, Qualified Land, Qualified Development Assets and Qualified Joint Ventures that are located outside the United States or Canada in excess of 30% of the Unencumbered Asset Value

		at Statement Date:	$__________

	E.	Adjusted Unencumbered Asset Value of Parent and its Subsidiaries at Statement Date (Line VI.B. – Line VI.C. – Line VI.D.)	$__________

	F.	Unsecured Leverage Ratio
		(Line VI.A. ÷ Line VI.E.):	_____to 1.00

	F.	Compliance Ratio:	<60.0%

	G.	Covenant Compliance:	Yes __ No __

VII.	Section 7.09(g) — Unsecured Debt Yield.

	A.	Adjusted NOI from the Qualified Asset Pool Properties for the four quarter period ended on the Statement Date[1]:	$__________

	B.	Total unsecured Indebtedness of Parent and Subsidiaries at Statement Date:	$__________

	C.	Unrestricted Cash of Parent and Subsidiaries at Statement Date:	$__________

	D.	Unsecured Debt Yield (Line VII.A. ÷ (Line VII.B. – Line VII.C.):	_____%

	E.	Compliance Ratio (as of June 30, 2011):	>11.00%
		Compliance Ratio (after June 30, 2011):	>12.00%

	F.	Covenant Compliance:	Yes __ No __

VIII.	Section 7.04 — Restricted Payments.

	A.	Restricted Payments by Parent for the four quarter period ended on the Statement Date:	$__________

	B.	Funds From Operations of Parent and its Subsidiaries for the most recent four consecutive fiscal quarters ending on the Statement Date:	$__________

	C.	(Line VIII.A. ÷ Line VIII.B.):	_________%

	D.	Compliance Percentage:	<95%

	E.	Covenant Compliance:	Yes __ No __
☐ Compliance based on Line VIII.D percentage
☐ Compliance based on REIT Status or to avoid payment of federal or state income or excise tax

1  Including adjustments set forth in the Agreement.

IX.	Section 7.02 - Investments.

	A.	Development Investments at the Statement Date:	$__________

	B.	Undeveloped land without improvements at the Statement Date:	$__________

C.

Other Real Property (other than an improved real estate property used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes and appurtenant amenities) at the Statement Date:

$__________

	D.	Sum of Line IX.A. + Line IX.B. + Line IX.C.:	$__________

	E.	Adjusted Tangible Assets at the Statement Date:	$__________

	F.	Line IX.D. ÷ Line IX.E.:	_________%

	G.	Compliance Percentage:	<35%

	H.	Covenant Compliance:	Yes __ No __

	I.	Other non-Real Property Investments at the Statement Date (not otherwise permitted under Section 7.02):	$__________

	J.	Line IX.I. ÷ Line IX.E:	_________%

	K.	Compliance Percentage:	<15%

	L.	Covenant Compliance:	Yes __ No __

VIII.	Section 6.11 — Aggregate Occupancy Level of Qualified Revenue-Producing Properties.

	A.	Aggregate occupancy level (on a portfolio basis) of Qualified Revenue-Producing Properties:	_________%

	B.	Compliance Percentage:	>80%

	C.	Covenant Compliance:	Yes __ No __

SCHEDULE 3

to the Compliance Certificate

INFORMATION REGARDING OPERATING STATEMENTS

FOR QUALIFIED REVENUE-PRODUCING PROPERTIES

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Term Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the term loan facility established by the Loan Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrowers: Alexandria Real Estate Equities, Inc.; Alexandria Real Estate Equities, L.P.; ARE-QRS Corp. and the other Borrowers party to the Loan Agreement.

4.	Administrative Agent: Citibank, N.A., as the administrative agent under the Loan Agreement.

2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

3 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

4 Select as appropriate.

5 Include bracketed language if there are either multiple Assignors or multiple Assignees.

5.

Loan Agreement: Amended and Restated Term Loan Agreement, dated as of June 30, 2011, among Alexandria Real Estate Equities, Inc., Alexandria Real Estate Equities, L.P., ARE-QRS Corp., the other Borrowers party thereto, the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans	CUSIP Number
Term Loan	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date: ]

Effective Date: _____________, 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to, if applicable, and Accepted:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Consented to, if applicable:

ALEXANDRIA REAL ESTATE EQUITIES, INC., a
Maryland corporation

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.    Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06 of the Loan Agreement (subject to such consents, if any, as may be required under Section 10.06 of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [date], is by and between _______________, a _______________ [corporation] (the “Subsidiary”), the Parent (as hereinafter defined) and the Administrative Agent (as hereinafter defined) pursuant to that certain Amended and Restated Term Loan Agreement, dated as of June 30, 2011 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Loan Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (“Parent”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), and ARE-QRS Corp., a Maryland corporation (“QRS”) (Parent, Operating Partnership, and QRS together with the other borrowers from time to time party thereto are collectively, the “Borrowers”), each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”) and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms not otherwise defined herein are defined in the Loan Agreement.

The Subsidiary has indicated its desire to become a Borrower pursuant to Section 6.12 of the Loan Agreement.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.         The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Loan Agreement and a “Borrower” for all purposes of the Loan Agreement, and shall have all of the obligations of a Borrower thereunder as if it had executed the Loan Agreement.  The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Loan Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.         The Subsidiary acknowledges and confirms that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto.

3.         The Parent, on behalf of the Borrowers, confirms that all of its Obligations under the Loan Agreement are, and upon the Subsidiary becoming a Borrower shall continue to be, in full force and effect.

4.         The Parent, on behalf of the Borrowers, and the Subsidiary agree that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

5.         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the Subsidiary and the Parent has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

	[		]

By:
Name:
Title:

CITIBANK, N.A.,
as Administrative Agent for itself and the other Lenders

By:
Name:
Title:

Consented to:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name:
Title: